Exhibit 10.1

EIGHTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT (this “Amendment”) dated effective as of the 13th day of March, 2024 (the “Eighth Amendment Date”) by and among SSSHT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“SSSHTOP”), H. MICHAEL SCHWARTZ, a California resident (“Individual Borrower”), NOBLE PPS, LLC, a Nevada limited liability company (“Noble”), STRATEGIC ASSET MANAGEMENT I, LLC (formerly known as SmartStop Asset Management, LLC), a Delaware limited liability company (“SAM”), each with an address at 10 Terrace Road, Ladera Ranch, California 92694 (collectively, “Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association having an address at 225 Franklin Street, 16th Floor, Boston, Massachusetts (“Lender”).

W I T N E S S E T H

WHEREAS, Borrower and Lender are parties to that certain Second Amended and Restated Credit Agreement dated as of February 23, 2018, as amended by that certain First Credit Agreement Supplement and Amendment dated as of the Portland Closing Date, as further amended by that certain Joinder Agreement and Second Amendment to Second Amended and Restated Credit Agreement, each dated as of March 29, 2019, by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of December 4, 2019, by that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of February 27, 2020, by that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of November 13, 2020, by that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of November 9, 2021 and by that certain Seventh Amendment to Second Amended and Restated Credit Agreement dated as of October 28, 2022 (collectively, the “Original Agreement”, and as amended by this Amendment, the “Credit Agreement”);

WHEREAS, Lender and Borrower have agreed to execute and deliver this Amendment.

NOW, THEREFORE, in consideration of the premises, Borrower hereby agrees with Lender as follows:

1.
Defined Terms; Amendments to Credit Agreement.

(a)
Unless otherwise defined herein, terms which are defined in the Original Agreement and used herein are so used as so defined.

(b)
Effective as of the Eighth Amendment Date the Original Agreement is hereby amended as follows:

(i)
The parties hereto hereby agree that the Credit Agreement is hereby amended

(a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double- underlined text (indicated textually in the same manner as the following examples: double- underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached hereto as Exhibit A hereto and made a part hereof for all purposes.

(ii)
The parties hereto hereby agree that Schedule A (as attached hereto as Exhibit

B) is made a part of the Credit Agreement in its entirety.

2.
Conditions Precedent. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent, as determined by Lender in its reasonable discretion:

(a)
Lender (or its counsel) shall have received from each Credit Party and SSOP II a counterpart of this Amendment and all other Loan Documents to which it is party signed on behalf of such party in connection with this Amendment.

(b)
Lender shall have received such documents and certificates as Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the transactions with respect to this Amendment and any other legal matters relating to the Credit Parties, this Amendment or the transactions with respect hereto, all in form and substance satisfactory to Lender and its counsel.

(c)
Lender shall have received a fully executed Pledge Agreement (Fayetteville Distributions) and Pledge Agreement (SSOP II) (each as defined in the Credit Agreement), each of which shall grant to Lender a valid first priority Lien on the Collateral defined therein.

(d)
Lender shall have received such other documents (including UCC Financing Statements) reasonably requested to perfect the Liens granted pursuant to the Pledge Agreement (Fayetteville Distributions) and Pledge Agreement (SSOP II).

(e)
Lender shall have received reasonably requested Lien searches for SAM, SSSHTOP and TRS, showing no Liens other than Permitted Liens.

(f)
Lender shall have received all fees and other amounts due and payable on or prior to the Eighth Amendment Date, including, the Eighth Amendment Extension Fee and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

(g)
The Collateral shall not be subject to any Liens other than Permitted Liens.

(h)
At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(i)
No Material Adverse Effect shall have occurred since December 31, 2022.

(j)
The representations and warranties of the Credit Parties and Entities as set forth in the Credit Agreement and each Loan Document shall be true and correct in all material respects as of the Eighth Amendment Date.

3.
Representations and Warranties.

(a)
The representations and warranties set forth in the Credit Agreement are true and correct as of the Eighth Amendment Date, except to the extent such representation or warranty relates to an earlier date, in which case, such representation or warranty is true and correct as of such earlier date.
(b)
This Amendment (i) has been duly authorized, executed and delivered by Borrower and (ii) constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with the terms

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hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)
Each Borrower (other than Individual Borrower) is a duly organized and validly existing entity in good standing under the laws of the state of its organization or formation, has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.

4.
Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.
Paragraph Headings. The paragraph headings used in this Amendment are for convenience of reference only and are not to affect the construction, or be taken into consideration in interpreting, this Amendment.

6.
Governing Law; Venue. The construction, interpretation, validity, enforceability and effect of all provisions of this Amendment including, but not limited to, the payment of the Obligations and the legality of the interest rate and other charges shall be construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflicts of laws). Borrower agrees to submit to non-exclusive personal jurisdiction in the Commonwealth of Massachusetts in any action or proceeding arising out of this Amendment and, in furtherance of such agreement, Borrower hereby agrees and consents that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over Borrower in any such action or proceeding may be obtained within or without the jurisdiction of any court located in the Commonwealth of Massachusetts, and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Borrower by registered or certified mail to or by personal service at the last known address of Borrower, whether such address be within or without the jurisdiction of any such court.

7.
WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER LOAN DOCUMENTS (AS DEFINED EITHER IN THE CREDIT AGREEMENT) CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS AMENDMENT.

8.
Multiple Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original. Each of the counterparts shall constitute but one in the same instrument and shall be binding upon each of the parties individually as fully and completely as if all had signed but one instrument.
9.
References in Loan Documents. All references in any of the Loan Documents to the “Credit Agreement”, or to the “Loan Documents” shall, from and after the Eighth Amendment Date be deemed to mean and refer to the Original Agreement as amended and affected by this Amendment. This Amendment shall be deemed to be a “Loan Document” for the purposes of the Credit Agreement and the other Loan Documents.

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10.
Ratification by Credit Parties. Borrower and SSSHT each hereby ratifies, affirms and confirms the Loan Documents (as modified by this Amendment), and acknowledges and agrees that the Loan Documents (as modified by this Amendment) remain in full force and effect and are enforceable against Borrower and SSSHT and against the Collateral described therein in accordance with their respective terms. Borrower and SSSHT each hereby further acknowledges and agrees that, as of the Eighth Amendment Date, the Loan Documents, as amended by this Amendment, are not subject to any defenses, rights of setoff, claims or counterclaims that might limit the enforceability thereof, the obligations created and evidenced thereby or the terms and provisions thereof.

11.
No Waiver. This Amendment is only a modification of the Original Agreement and is not intended to, and shall not be construed to, effect a novation of the Original Agreement, or to constitute a modification of, or a course of dealing at variance with, the Original Agreement (each as amended by this Amendment), such as to require further notice by Lender to require strict compliance with the terms of the Original Agreement in the future.

12.
Release; Set-off. Borrower and SSSHT each hereby unconditionally releases and forever discharges Lender and its officers, directors, shareholders, employees, and attorneys from any and all claims, demands, causes of action, expenses, losses and other damages of whatever kind, whether known or unknown, liquidated or unliquidated, at law or in equity, that exists as of the Eighth Amendment Date in connection with the Credit Agreement, the Loan Documents, and any other documents relating thereto

13.
Miscellaneous.

(a)
All costs and expenses of Lender, including, without limitation, appraisal fees and reasonable attorney’s fees of counsel to Lender relating to the negotiation, preparation, execution and delivery of this Amendment and all instruments, agreements and documents contemplated hereby shall be the responsibility of Borrower.

(b)
Delivery of an executed signature page of this Amendment by facsimile transmission or by means of electronic mail (in so-called “pdf’, “TIF” or any similar format) shall be effective as an in-hand delivery of an original executed counterpart hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

SSSHT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership by: Strategic Student & Senior Housing Trust, Inc. a Maryland corporation, its General Partner

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Chairman

/s/ H. Michael Schwartz

H. Michael Schwartz

NOBLE PPS, LLC

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Manager

STRATEGIC ASSET MANAGEMENT I, LLC

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Manager

LENDER:

KEYBANK NATIONAL ASSOCIATION

By: /s/ Christopher T. Neil

Christopher T. Neil, Senior Banker

With respect to Sections 10 and 12 only:

GUARANTOR:

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC, a Maryland corporation

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Chairman

Exhibit A

Conformed Credit Agreement

See attached.

~~EXECUTION VERSION~~

~~Composite Through Seventh~~EXHIBIT A

To Eighth Amendment to Second Amended and Restated Credit Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of February 23, 2018 among

SSSHT OPERATING PARTNERSHIP, L.P.,

H. MICHAEL SCHWARTZ,

~~and~~

NOBLE PPS, LLC,

and

STRATEGIC ASSET MANAGEMENT I, LLC,

as Borrower and

KEYBANK NATIONAL ASSOCIATION,

as Lender

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS 1

Section 1.01 Defined Terms 1 Section 1.02 Classification of Loans and Borrowings ~~25~~28

Section 1.03 Terms Generally ~~25~~28

Section 1.04 Accounting Terms; GAAP ~~25~~28

Section 1.05 Benchmark Notification 29

Section 1.06 Divisions 29

ARTICLE II. THE LOANS ~~26~~29

Section 2.01 Commitment ~~26~~29

Section 2.02 Loans and Borrowings ~~26~~29

Section 2.03 ~~Requests for Additional Loans 27~~[Reserved] 30

Section 2.04 Funding of Loans ~~27~~30

Section 2.05 Interest Elections ~~28~~30

Section 2.06 Termination of Commitment ~~29~~31

Section 2.07 Repayment of Loans; Evidence of Debt ~~29~~31

Section 2.08 Prepayment of Loans ~~30~~32

Section 2.09 Fees ~~32~~33

Section 2.10 Interest ~~32~~34

Section 2.11 ~~Alternate~~SOFR Rate ~~of Interest33~~Lending Unlawful; Inability to Determine Rate 34

Section 2.12 Increased Costs ~~33~~36

Section 2.13 Break Funding Payments ~~34~~37

Section 2.14 Taxes ~~35~~37

Section 2.15 Payments Generally; Pro Rata Treatment; Sharing of Set-offs ~~36~~38

Section 2.16 Mitigation Obligations ~~36~~38

ARTICLE III. REPRESENTATIONS AND WARRANTIES ~~36~~39

Section 3.01 Organization; Powers ~~37~~39

Section 3.02 Authorization; Enforceability ~~37~~39

Section 3.03 Governmental Approvals; No Conflicts ~~37~~39

Section 3.04 Financial Condition; No Material Adverse Change ~~37~~39

Section 3.05 Collateral ~~38~~40

Section 3.06 Intellectual Property ~~38~~40

Section 3.07 Litigation and Environmental Matters ~~38~~40

Section 3.08 Compliance with Laws and Agreements ~~40~~41

Section 3.09 Investment and Holding Company Status ~~40~~42

Section 3.10 Taxes ~~40~~42

Section 3.11 ERISA ~~40~~42

Section 3.12 Disclosure ~~40~~42

Section 3.13 Insurance ~~41~~42

Section 3.14 Margin Regulations ~~41~~42

Section 3.15 Business ~~41~~43

Section 3.16 Credit Party and Entity Information ~~41~~43

Section 3.17 Additional Representations and Warranties Regarding the Entities

and Funded Properties ~~41~~43

Section 3.18 No Broker or Finder ~~43~~44

Section 3.19 Solvency ~~43~~44

Section 3.20 Other Indebtedness ~~43~~45

Section 3.21 Survival of Representations and Warranties, Etc ~~43~~45

ARTICLE IV. CONDITIONS 44

Section 4.01 Effective Date 44

Section 4.02 Additional Loans[RESERVED] 45

ARTICLE V. AFFIRMATIVE COVENANTS 45

- ii -

Section 5.01 Financial Statements and Other Information 45 Section 5.02 Financial Covenants ~~47~~46

Section 5.03 Notices of Material Events 47 Section 5.04 Existence; Conduct of Business ~~48~~47

Section 5.05 Payment of Obligations ~~48~~47

Section 5.06 Maintenance of Properties; Insurance 48 Section 5.07 Books and Records; Inspection Rights 48 Section 5.08 Compliance with Laws ~~49~~48

Section 5.09 Use of Proceeds ~~49~~48

Section 5.10 Fiscal Year 49 Section 5.11 Environmental Matters 49 Section 5.12 [Intentionally deleted] ~~50~~49

Section 5.13 Property Management ~~50~~49

Section 5.14 SSSHT Stock 49

Section 5.15 Fayetteville DST Sale; Trust Interests; Fayetteville Distributions 50

ARTICLE VI. ENTITIES; FUNDED PROPERTIES; PROPERTY LEVEL DEBT;

SECURITY FOR OBLIGATIONS 50

Section 6.01 ~~MBK Entities and MBK Property~~[Reserved] 50

Section 6.02 Property Level Debt and Property Loan Documents ~~52~~50

Section 6.03 Security for the Obligations ~~52~~50

Section 6.04 Entity Consents ~~53~~52

Section 6.05 Additional Assurances ~~53~~52

Section 6.06 Partial Release ~~53~~52

ARTICLE VII. NEGATIVE COVENANTS ~~54~~52

Section 7.01 Liens ~~54~~52

Section 7.02 Fundamental Changes ~~54~~53

- iii -

Section 7.03 Investments, Loans, Advances and Acquisitions ~~55~~53

Section 7.04 Hedging Agreements ~~55~~53

Section 7.05 Restricted Payments ~~55~~54

Section 7.06 Transactions with Affiliates ~~55~~54

Section 7.07 Restrictive Agreements ~~55~~54

Section 7.08 Indebtedness ~~56~~54

Section 7.09 Management of Funded Properties ~~56~~55

Section 7.10 Property Loan Documents ~~56~~55

Section 7.11 Modifications of Organizational Documents ~~56~~55

Section 7.12 Ownership of Assets ~~57~~55

Section 7.13 Sanctions; Anti-Corruption Laws ~~57~~55

ARTICLE VIII. EVENTS OF DEFAULT ~~57~~56

ARTICLE IX. MISCELLANEOUS ~~59~~57

Section 9.01 Notices ~~59~~57

Section 9.02 Waivers; Amendments ~~60~~58

Section 9.03 Expenses; Indemnity; Damage Waiver ~~60~~58

Section 9.04 Successors and Assigns ~~62~~59

Section 9.05 Survival ~~62~~60

Section 9.06 Counterparts; Integration ~~62~~60

Section 9.07 Severability ~~63~~60

Section 9.08 Right of Setoff ~~63~~60

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process ~~63~~61

Section 9.10 WAIVER OF JURY TRIAL ~~64~~61

Section 9.11 Headings ~~64~~62

Section 9.12 Confidentiality ~~64~~62

Section 9.13 Interest Rate Limitation ~~65~~62

- iv -

Section 9.14 USA PATRIOT Act ~~65~~63

Section 9.15 Additional Waivers and Agreements ~~66~~63

Section 9.16 Amendment and Restatement ~~67~~64

Schedule 1.01(E) - Extra Space Pledged Equity Interests Schedule 3.16 - Credit Party and Entity Information Schedule 3.17(a) - MBK Organizational Chart

Schedule 7.01 - Existing Non-Recourse Carveout Guaranties EXHIBITS:

Exhibit A-1 - Form of Borrower Compliance Certificate

Exhibit A-2 - Form of Individual Borrower Compliance Certificate Exhibit A-3 - Form of SSSHT Compliance Certificate

Exhibit A-4 - Form of Monthly Compliance Certificate

Exhibit B - Form of Borrowing Request/Interest Rate Election ~~Exhibit C - Form of Credit Agreement Supplement~~

~~Exhibit D - Form of Fee Subordination Agreement~~

- v -

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is made and entered into as of February 23, 2018 (the “Effective Date”), by and among SSSHT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 10 Terrace Road, Ladera Ranch, California 92694 (“SSSHTOP”), H. MICHAEL SCHWARTZ, a California resident, having an address at 77 Bell Pasture Road, Ladera Ranch, California 92694 (“Individual Borrower”) and NOBLE PPS, LLC, a Nevada limited liability company, having an address at 10 Terrace Road, Ladera Ranch, California 92694 (“Noble”), as of March 29, 2019, STRATEGIC ASSET MANAGEMENT I, LLC, a Delaware limited liability company (formerly known as SmartStop Asset Management, LLC) (“SAM”, and collectively, jointly and severally with SSSHTOP ~~and~~, Individual Borrower and SAM, “Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association having an address at 225 Franklin Street, 16th Floor, Boston, Massachusetts 02110 (“Lender”).

The Borrower and Lender are parties to that certain Amended and Restated Credit Agreement dated as of the Original Closing Date (as defined herein) (as may have been further amended and supplemented from time to time, the “Original Credit Agreement”), which Original Credit Agreement is hereby amended, restated and superseded (except to the extent the provisions of the Original Credit Agreement expressly survive termination thereof) in its entirety by this Agreement as follows:

ARTICLE I. DEFINITIONS

SECTION 1.01Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

~~“ABR,” when used in reference to any Loan (e.g., an “ABR Loan”) or Borrowing (e.g., an “ABR Borrowing”), refers to whether such Loan or Borrowing, is bearing interest at a rate determined by reference to the Adjusted Base Rate.~~

“Acquisition Cost” means, with respect to a Funded Property, the Contract Sales Price to be paid for such Funded Property plus actual out-of-pocket expenses that are paid to unrelated third parties in connection with the closing of such acquisition, including without limitation, attorneys’ fees, recording fees, documentary stamps, real estate brokers’ commissions and real estate tax adjustments incident to the closing of such sale, all as evidenced on a settlement or closing statement delivered to, and approved by, Lender.

“Acquisition Fee Allocation” means, with respect to any Funded Property, the acquisition fee payable to SSSHT Advisor or its Affiliates (including, if applicable, SSSHT Property Manager and/or SSSHT Dealer Manager) in accordance with the Private Placement Memorandum after repayment in full of the corresponding Loan.

~~“Additional Entity” means each Additional Property Owner, each Additional Property OpCo and each Intermediate Entity (if applicable) with respect to such Additional Property Owner and/or Additional Property OpCo.~~

~~“Additional Loan” has the meaning set forth in Section 2.01(b).~~

~~“Additional Loan Amortization Schedule” shall mean, for each Additional Loan, the amortization schedule set forth in the applicable Credit Agreement Supplement.~~

~~“Additional Loan Documentation” means, with respect to each Additional Loan, the applicable Credit Agreement Supplement, Fee Subordination Agreement, any amendments to this Agreement or any other Loan Documents executed in connection therewith and any other documents evidencing, securing or governing such Additional Loan.~~

~~“Additional Loan Maturity Date” shall mean, for each Additional Loan, the Additional Loan Maturity Date set forth in the applicable Credit Agreement Supplement.~~

~~“Additional Management Agreement” means a property management agreement by and between an Additional Property Owner and the property manager with respect to an Additional Property reasonably acceptable to Lender, as may be amended from time to time as permitted by this Agreement.~~

~~“Additional Property” means a real property which is indirectly acquired by SSSHTOP using the proceeds of an Additional Loan, which shall be satisfactory to Lender in its sole and absolute discretion.~~

~~“Additional Property OpCo” means a single purpose Delaware limited liability company, or any successors thereto, in each case, in the capacity of non-owner operator of an Additional Property permitted by this Agreement, in each case, as consented to by Lender in its sole discretion.~~

~~“Additional Property Owner” means a single purpose Delaware limited liability company, or any successors thereto, in each case, in the capacity of owner of an Additional Property permitted by this Agreement, in each case as consented to by Lender in its sole discretion.~~

“Adjusted Base Rate” means an interest rate per annum ~~per~~ equal to the greater of (a) the Base Rate plus the Base Rate Applicable Margin~~, or~~ and (b) the applicable SOFR Rate Margin. Any change in the Adjusted Base Rate shall be effective immediately from and after a change in the ~~Adjusted~~ Base Rate (or the Federal Funds Effective Rate, as applicable).

“Adjusted Daily Simple SOFR” or “Adjusted Daily Simple SOFR Rate” means a rate per annum equal to the sum of (a) Daily Simple SOFR plus (b) the SOFR Rate Margin.

“Adjusted Term SOFR” means, with respect to any Term SOFR Loan for any Interest Period, the sum of (i) the Credit Spread Adjustment for the relevant Interest Period, (ii) the applicable SOFR Rate Margin and (iii) the greater of (a) the Floor and (b) the forward-looking term rate for a period comparable to such Available Tenor based on SOFR that is published by CME Group Benchmark

Administration Ltd (“CBA”) (the sum of (i) and (iii), “Term SOFR” or “Term SOFR Rate”) and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by Lender from time to time taking into account any evolving or then prevailing market convention for determining such source), at approximately 6:00 a.m. New York City time, two Business Days (the “Lookback Day”) prior to the commencement of such Interest Period; provided that if by 5:00 pm (New York City time) on any Lookback Day, any tenor of Term SOFR for such day has not been published, then such tenor of Term SOFR for such day will be such tenor of Term SOFR as published in respect of the first preceding SOFR Business Day for which such rate was published so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Prepared Information” has the meaning set forth in Section 3.12. “Agreement” has the meaning set forth in the Preamble.

“Applicable Margin” means with respect to any (a) Base Rate Loan, the Base Rate Margin and (b) SOFR Loan, the SOFR Rate Margin.

“Appraisal” (whether one or more) means a written appraisal of a Funded Property by an MAI appraiser reasonably satisfactory to Lender; provided that if the Appraisal is satisfactory to Fannie Mae, it shall be deemed to be satisfactory to Lender.

“Approved Shortfall Expenses” means corporate expenditures of SSSHT, to the extent SSSHT’s cash on hand or cash flow is insufficient to cover such expenditure, in each case, as approved in writing by Lender in its reasonable discretion.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate (rather than a daily or overnight rate), any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, including any overnight or daily tenor, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(c).

“Base Rate” means, for any day, ~~a fluctuating interest~~ rate per annum ~~as shall be in effect from time to time which rate per annum shall at all times be~~ equal to the ~~greatest~~highest of: (~~i) the rate of interest established by KeyBank National Association, from time to time, as its “prime rate,” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; (ii~~a) the Federal Funds Effective Rate in effect ~~from time to time~~, determined one (1) Business Day in arrears, plus ~~1/2 of 1% per annum;~~50 basis points (0.50%); (b) the Prime Rate and (~~iii~~c) the then -applicable Term SOFR Rate for a one (1) month ~~interest periods plus 1.00% per annum.~~Interest Period, plus one percent (1%); provided that if the rate as calculated pursuant to this definition shall be less than the Floor, such rate shall be deemed to be equal to the Floor. “Base Rate” when used in reference to a Loan (e.g., a “Base Rate Loan” ~~means all~~) or a ~~portion~~

~~of~~Borrowing (e.g., a “Base Rate Borrowing”) refers to whether the Loan or Borrowing is bearing interest ~~based upon~~at a rate determined by reference to the Adjusted Base Rate.

“Base Rate Margin” means three hundred (300) basis points plus any applicable Increase Adjustment.

“Benchmark” means, initially, (i) SOFR, and (ii) if a Benchmark Transition Event and its related Benchmark Replacement have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(c).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by Lender and Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for

U.S.
dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment; provided that, in each case, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by Lender and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” or “SOFR Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of any “breakage” provisions and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark or any published component used in the calculation thereof:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(a)
in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced therein in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11(c).

“Blocked Account Agreement” means that certain Second Amended and Restated Depository Agreement for Restricted Collateral Account dated as of the Effective Date by and between SSSHTOP and KeyBank (as Lender and depository bank).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the Preamble hereto.

“Borrower Compliance Certificate” has the meaning set forth in Section 5.01(c) hereof, a form of which is attached hereto as Exhibit A-1.

“Borrower Representative” means SSSHTOP or any other Borrower designated as a successor to SSSHTOP in in such capacity.

“Borrowing” means portions of a Loan of the same Type made, converted or continued on the same date and, in the case of portions of the Loan bearing interest based upon Adjusted Term SOFR Rate, as to which a single Interest Period is in effect.

“Borrowing Request” ~~means a request by Borrower for a Borrowing in accordance with Section 2.03(b), which request shall be substantially in the form attached hereto as Exhibit B~~has the meaning set forth in the Original Credit Agreement.

“Business Day” means ~~a~~any day that is not a Saturday, Sunday or other day ~~of the year~~ on which commercial banks ~~are not required or authorized to close in Cleveland, Ohio,~~ in Boston, Massachusetts, ~~New York, New York, or Los Angeles, California~~ or Cleveland, Ohio are authorized or required by law to remain closed and, in the case of SOFR Loans, which is also a SOFR Business Day.

“Capital Event” means (a) any Equity Issuance Capital Event; (b) the sale, refinancing, subsequent issuance or other monetization of any Equity Interests in an Entity by a Credit Party (other than Individual Borrower, which shall be governed by Section 7.05) including, without limitation, the sale or refinancing of a Funded Property or the collection of insurance or condemnation proceeds due to the occurrence of any damage or destruction to a Funded Property or, the Fayetteville Property by reason of fire or other hazard or casualty or any condemnation for public use of a Funded Property or, the

Fayetteville Property , (c) at any time an Event of Default has occurred and is continuing, receipt by (i) Student Holdco or Senior Holdco of any Restricted Payment constituting Collateral pursuant to the Pledge Agreement (SSSHT Distributions) or (ii) Encore of any Restricted Payment constituting Collateral pursuant to the Pledge Agreement (SS Management); (d) the consummation of the Fayetteville JPM Refinancing and/or the Fayetteville Agency Refinancing and (~~d~~e) the sale, refinancing or other monetization of any Collateral not specifically addressed in clauses (a) through (~~c~~d) above, including, without limitation, (i) the sale, financing or other monetization of any Pledged Equity Interests (other than as specified in clause (a) of this definition) and (ii) the sale or refinancing of any Funded Property or the collection of insurance or condemnation proceeds due to the occurrence of any damage or destruction to any Funded Property or the Fayetteville Property by reason of fire or other hazard or casualty or any condemnation for public use of any Funded Property or the Fayetteville Property) (except to the extent a refinancing of the Fayetteville Property constitutes the Fayetteville JPM Refinancing and/or the Fayetteville Agency Refinancing, which shall be governed by clause (d) above) (including, without limitation, the closing of the Mt. Tabor Supplemental Loan). For the avoidance of doubt, neither (x) the payment of and receipt by any Credit Party of ordinary course cash flows (e.g., cash dividends permitted by this Agreement) not arising from a sale, refinancing, or specific monetization event or otherwise described in clause (c) above nor (y) the collection of any customary fees by any Credit Party shall constitute a Capital Event.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means, individually or in the aggregate, (i) a change in ability of any manager or managing member of any Credit Party or Entity which is directly or indirectly controlled by or under common control with SSSHTOP as of the Effective Date or SSOP II as of the Second Amendment Date to direct or otherwise significantly affect the major decisions of any Credit Party (other than Individual Borrower) or Entity; (ii) Individual Borrower ceases to, directly or indirectly, Control or otherwise significantly affect the major decisions of any Credit Party or Entity; (iii) SSSHT ceases to be the sole general partner of SSSHTOP or SST II ceases to be the sole general partner of SSOP II; (iv) SSSHTOP ceases to hold 100% of the issued and outstanding Equity Interests in TRS, Student Holdco or Senior Holdco; (v) Senior Holdco ceases to hold, directly or indirectly, 100% of the issued and outstanding Equity Interests in each Property Owner with respect to a senior housing project; (vi) Student Holdco ceases to hold, directly or indirectly, 100% of the issued and outstanding Equity Interests in each Property Owner with respect to a student housing project; (vii) TRS ceases to hold, directly or indirectly, 100% of the issued and outstanding Equity Interests in each Property OpCo; (viii) Student Holdco, Senior Holdco or TRS ceases to hold, directly or indirectly, 100% of the issued and outstanding Equity Interests in each Intermediate Entity; ~~or~~ (ix) SAM ceases to own 100% of the issued and outstanding Equity Interests in Strategic 1031 or at least 97.5% of the issued and outstanding Equity Interests in SS Growth; (x) prior to the consummation of the Fayetteville DST Sale, SSSHTOP ceases to hold 100% of the issued and outstanding Equity Interests in Fayetteville SPE Property Owner or (xi) after the consummation of the Fayetteville DST Sale, TRS ceases to directly or indirectly own and control 100% of the issued and outstanding Equity Interests of each Fayetteville Entity (other than Trust Interests sold to Investors). Notwithstanding anything set forth in this definition to the contrary, neither the Fayetteville DST Sale nor the sale of Trust Interests to Investors pursuant to the Fayetteville DST Offering shall constitute a Change in Control.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement; or

(c) compliance by Lender (or, for purposes of Section 2.12(b), by any lending office of Lender or by Lender’s holding company, if any) with any mandatory request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary, (~~a~~i) ~~the Dodd-Frank Wall Street Reform and Consumer Protection Act and~~ all requests, rules, guidelines or directives thereunder ~~or~~ issued in connection ~~therewith~~with Dodd-Frank Wall Street Reform and Consumer Protection Acts and (~~b~~ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.13.

~~“Closing Date Net Worth” means Net Worth (SSSHT) as of the Effective Date.~~

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property, tangible or intangible, real, personal or mixed, now or hereafter subject to the liens and security interests of the Loan Documents, as more particularly described in Section 6.03(a), until released in accordance with the Release Provisions. For the avoidance of doubt, Collateral shall not include any Excluded Property, as such term is defined in any of the applicable Security Documents.

“Commitment” means, as applicable, the MBK Commitment, and the Portland Commitment ~~and/or any future commitment of Lender to make Additional Loans hereunder~~.

“Contingent Obligation” means any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Indebtedness, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly (but, for purposes of clarification, excluding any such primary obligation to the extent such primary obligation is reflected on the balance sheet of a Credit Party), including any obligation of such Person under any (i) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (ii) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (iii) arrangement (a) to purchase any primary obligation or security therefor, (b) to supply funds for the purchase or payment of any primary obligation, (c) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (d) to purchase real or personal property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (e) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto, provided, however, that for the purpose of measuring the financial covenants set forth in Section 5.02, Contingent Obligations shall exclude non-recourse carve-outs guaranties to the extent that they are contingent with no existing claims thereunder.

“Contract Sales Price” means the agreed upon purchase price for a Funded Property as set forth in the purchase and sale agreement, contract or other agreement for such Funded Property, prior to giving effect to any deduction or adjustment to such purchase price.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation or any trustee under (but subject to any restrictions contained in) the Trust Agreement. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Acquisition” has the meaning set forth in Section 6.03(b).

~~“Credit Agreement Supplement” means, collectively, each Credit Agreement Supplement and Amendment executed in connection with an Additional Loan, which shall be substantially in the form attached hereto as Exhibit C.~~

“Credit Party” means each Borrower, Guarantor, Pledgor, Encore, Student Holdco, Senior Holdco and TRS.

“Credit Spread Adjustment” means one tenth of one percent (0.10%) per annum.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the aggregate of (i) the Credit Spread Adjustment and (ii) the greater of (a) SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. For the avoidance of doubt, SOFR for any SOFR Rate Day is published on the SOFR Administrator’s website at approximately 8:00 a.m. New York City time on the immediately following SOFR Business Day. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than ten (10) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to ~~Borrower~~Borrowers. “Daily Simple SOFR” when used in reference to a Loan (e.g., a “Daily Simple SOFR Loan”) or a Borrowing (e.g., a “Daily Simple SOFR Borrowing”) refers to whether the Loan or Borrowing is bearing interest at a rate determined by reference to the Adjusted Daily Simple SOFR Rate.

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning set forth in Section 2.10(c).

“Dollars” or “$” refers to lawful money of the United States of America.

“DST Equity Issuance Capital Event” means any Equity Issuance by Fayetteville DST Property Owner, relating to the sale of Trust Interests to Investors pursuant to the Fayetteville DST

 ~~- 9 -~~9

Offering and, without duplication, any corresponding redemption of any class of Trust Interests held by Fayetteville Depositor or Equity Interests in Fayetteville Depositor held by TRS.

“DST Equity Issuance Proceeds” means the total gross proceeds from or with respect to a DST Equity Issuance Capital Event equal to the aggregate amount of all cash and the fair market value of all other property received by Fayetteville DST Property Owner pursuant to the Fayetteville DST Offering with respect thereto, which DST Equity Issuance Proceeds shall in no event be less than the corresponding Required DST Distribution Amount. For the avoidance of doubt, any other proceeds received by SSSHTOP or TRS directly or indirectly from a Fayetteville Entity (e.g., with respect to rent proceeds and other cash dividend permitted by this Agreement) shall not constitute DST Equity Issuance Proceeds except as specifically set forth in this definition or the definition of the Required DST Distribution Amount.

“DST Transaction Costs” means the aggregate amount of all actual commissions, dealer manager fees, escrow fees and other customary fees and expenses actually incurred by a Credit Party or Entity in connection with any applicable DST Equity Issuance Capital Event.

“EBITDA” means an amount derived from (a) net income, plus (b) to the extent included in the determination of net income, depreciation, amortization, interest expense and income taxes, plus (c) property acquisition fees and expenses, plus (d) self-administration and listing fees, plus (e) asset management fees, plus (f) to the extent deducted in the calculation of net income, dividends paid or payable with respect to the applicable period of calculation on any SSSHTOP preferred equity, plus or minus (g) to the extent included in the determination of net income, any gains or losses from sales of assets, any extraordinary losses or gains resulting from sales or payment of Indebtedness, the effect of any straight-line rents or in-place lease valuation amortization, amortization of debt premium or discount, in each case, as determined on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of EBITDA for SSSHT’s Unconsolidated Affiliates, plus or minus (h) non-recurring income or expense items or extraordinary gains or losses, subject to the reasonable approval of Lender, plus (i) the Equity Percentage of SSSHT’s net operating income for such calendar quarter from assets acquired during such calendar quarter as if such assets had been owned as of the first day of such quarter, plus (j) non-recurring costs and expenses incurred as a result of the COVID-19 pandemic.

“Effective Date” means the date set forth in the Preamble. “Eighth Amendment Date” means March 13, 2024.

“Eighth Amendment Extension Fee” has the meaning set forth in Section 2.09(c).

“Encore” means Encore Capital Group, LLC, a Nevada limited liability company.

“Entity” means, individually and collectively, each MBK Entity, each Portland Entity and, from and after the ~~date~~following the commencement of the ~~associated Additional Loan~~Fayetteville DST Sale, each ~~Additional~~Fayetteville Entity, subject in all cases to the Release Provisions.

“Entity Consents” has the meaning given to the term “Consent” in the Equity Interest Pledge Agreement.

“Environmental Assessment” shall mean a written assessment and report approved by Lender as to the status of a Funded Property regarding compliance with any Legal Requirements related to environmental matters.

“Environmental Claim” means any notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any Real Property; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any Real Property; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any Real Property.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7

U.S.C. §136 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Clean Water Act, 33 U.S.C. §1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33

U.S.C. §2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), related in any way to any Credit Party, Entity or any of its Subsidiaries or with respect to a Real Property directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) exposure to any Hazardous Materials in violation of any Environmental Law, (c) the Release or threatened Release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means any lien in favor of any Governmental Authority arising under any Environmental Law with respect to a Real Property.

“Environmental Permit” means any permit required under any applicable Environmental Law or under any and all supporting documents associated therewith and related to or required in connection with any Real Property.

“Equity Interest” means, with respect to any Person, any limited liability company interests, membership interests, general partnership interests, limited partnership interests, beneficial interests, trust interests, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination. For the avoidance of doubt, Equity Interests shall include all SSSHT Stock and all Trust Interests offered in the Fayetteville DST Offering.

“Equity Interest Pledge Agreement” has the meaning set forth in Section 6.03(a)(ii).

“Equity Interest Pledge Agreement (Extra Space)” has the meaning set forth in Section 6.03(a)(ii).

“Equity Interest Pledge Agreement (SSOP II)” has the meaning set forth in Section 6.03(a)(ii).

“Equity Issuance” means, collectively (a) the sale of SSSHT Stock pursuant to the Private Placement Memorandum or a Registered Public Offering; (b) the sale of Trust Interests pursuant to a private placement memorandum delivered to Lender prior to the commencement of the Fayetteville DST Offering and (~~b~~c) any issuance by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests, but shall specifically exclude any issuance by a Person of any Equity Interest in any Person in exchange for a contribution of real property (together with cash required by a lender secured by such real property for escrow or reserve purposes and cash in any other property-related accounts) or Equity Interests in another Person, or any other non-cash consideration; provided, however, that in no event shall the sale or transfer of SSSHT Stock or Trust Interests by any Person other than a Credit Party, Entity or any Affiliate thereof constitute an Equity Issuance.

“Equity Issuance Capital Event” means ~~any~~an SSSHT Equity Issuance ~~by SSSHT relating to the sale of SSSHT Stock; provided, however, that in no event shall the sale or transfer of SSSHT Stock by any Person other than a Credit Party, Entity or any Affiliate thereof constitute an~~Capital Event and/or a DST Equity Issuance Capital Event, as applicable.

~~“Equity Issuance Net Proceeds” means the total net proceeds from or with respect to an Equity Issuance Capital Event equal to the aggregate amount of all cash and the fair market value of all other property received by SSSHT or SSSHTOP with respect thereto, net of (a) Permitted Restricted Payments described in clause (g) of the definition thereof and (b) actual commissions and other customary fees and expenses actually incurred by SSSHT or SSSHTOP (other than Transaction Costs and Approved Shortfall Expenses), which Equity Issuance Net Proceeds shall in no event be less than the corresponding SSSHTOP Equity Issuance Net Proceeds. For the avoidance of doubt, any other proceeds received by a Credit Party directly or indirectly from an Entity (e.g., with respect to rent proceeds and other cash dividend permitted by this Agreement) shall not constitute Equity Issuance Net Proceeds except as specifically set forth in this definition or the definition of SSSHTOP Equity Issuance Net Proceeds.~~

“Equity Percentage” means the aggregate ownership percentage of a Person in each of its Unconsolidated Affiliates, which shall be calculated as the greater of (a) such Person’s nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (b) such Person’s economic ownership interest in the Unconsolidated Affiliate, reflecting such Person’s share of income and expenses of the Unconsolidated Affiliate.

“Equity Proceeds Pledge Agreement” has the meaning set forth in Section 6.03(a)(iv).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning set forth in Article VIII

“Excluded Hedging Obligations” has the meaning set forth in each Guaranty. “Excluded Rights” has the meaning set forth in the Equity Interest Pledge Agreement.

“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such recipient being organized under the laws of, or having its principal office, or in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof).

“EXR Collateral Ratio” means the ratio of (x) the aggregate of the EXR Market Value plus the value of other collateral pledged pursuant to Section 6.03(b), as determined in the Lender’s reasonable discretion to (y) the aggregate outstanding principal amount of the Loans.

“EXR Market Value” means the average closing price of the Extra Space Equity Interest on the New York Stock Exchange for the ten (10) consecutive trading days immediately preceding the end of each calendar quarter.

“Extra Space” means Extra Space Storage LP, a Delaware limited partnership.

“Extra Space Equity Interests” means, collectively, any direct or indirect Equity Interests in Extra Space, held by a Credit Party, which constitute Collateral and which, as of the Effective Date, are more particularly described on Schedule 1.01(E) attached hereto.

“Fayetteville Agency Refinancing” means a refinancing by JPMorgan Chase Bank, N.A. or its Affiliates (or such other lender providing financing) to repay the Fayetteville JPM Refinancing upon terms and conditions reasonably acceptable to the Lender.

“Fayetteville Agency Refinancing Net Proceeds” means an amount equal to the principal amount of the Fayetteville Agency Refinancing minus the Permitted Agency Excluded Proceeds.

“Fayetteville DST Depositor” means a Delaware limited liability company, which shall at all times be (a) a direct or indirect Wholly-Owned Subsidiary of SSSHTOP and TRS; (b) directly or indirectly Controlled by SSSHTOP and TRS; (c) the holder of all unsold Trust Interests in the Fayetteville DST Property Owner, and (d) otherwise approved by Lender prior to the commencement of the Fayetteville DST Sale.

“Fayetteville DST Offering” means the offering and sale of Trust Interests in Fayetteville DST Property Owner to Investors pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.

“Fayetteville DST Property Owner” means a Delaware statutory trust that holds fee title to the Fayetteville Property, which shall at all times be (a) a direct or indirect Wholly-Owned Subsidiary of SSSHTOP and TRS (other than with respect to Trust Interests sold to Investors); (b) a direct Wholly-Owned Subsidiary of Fayetteville DST Depositor (other than with respect to Trust Interests sold to Investors); (c) directly or indirectly Controlled by SSSHTOP and TRS and (d) otherwise approved by Lender prior to the commencement of the Fayetteville DST Sale.

“Fayetteville DST Sale” shall mean the sale or other transfer or assignment of the Fayetteville Property from Fayetteville SPE Property Owner to Fayetteville DST Property Owner, immediately prior to the commencement of the Fayetteville DST Offering.

“Fayetteville Entity” shall mean, collectively, Fayetteville SPE Property Owner, Fayetteville DST Depositor, Fayetteville DST Property Owner, any master tenant of the Fayetteville Property and/or any managing member, manager or member of the foregoing, other than, solely with respect to Fayetteville DST Property Owner, any Investors.

“Fayetteville JPM Refinancing” means a refinancing of the mortgage loan made by JPMorgan Chase Bank or its Affiliate to the Fayetteville SPE Property Owner in effect on the Eighth Amendment Date, or as amended upon terms and conditions reasonably acceptable to Lender.

“Fayetteville JPM Refinancing Net Proceeds” means an amount equal to the principal amount of the Fayetteville JPM Refinancing minus the aggregate amount of the Permitted JPM Excluded Proceeds.

“Fayetteville Property” shall mean that certain real property located at 376 W. Watson Street, Fayetteville, Arkansas.

“Fayetteville SPE Property Owner” means SSSST 376 W Watson St, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of SSSHTOP and the owner of the Fayetteville Property as of the Eighth Amendment Date.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

~~“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

“Fee Subordination Agreement” means, collectively, ~~(a) that~~those certain Fee Subordination ~~Agreement of even date herewith~~Agreements dated as of February 23, 2018 and August 31, 2018 by and among certain of the Credit Parties and SSSHT Advisor ~~and (b) any Fee Subordination Agreement by and among certain of the Credit Parties and any recipient of an Acquisition Fee Allocation with respect to the Acquisition Fee Allocation for each Additional Property substantially in the form attached hereto as Exhibit E, each~~, as may be amended, restated or otherwise modified from time to time.

~~“Fifth Amendment” means that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of the Fifth Amendment Date by and between Borrower and Lender.~~

~~“Fifth Amendment Date” means November 13, 2020.~~

~~“Fifth Amendment Modification Fee” has the meaning set forth in Section 2.09(h)(ii).~~

~~“Fifth Amendment Structuring Fee” has the meaning set forth in Section 2.09(h)(i).~~

“Financial Officer” means the chief financial officer, chief accounting officer, or manager of Borrower or other Credit Party, as applicable.

“Financing Statements” means all such Uniform Commercial Code financing statements as Lender shall require, duly authorized by the Credit Parties to give notice of and to perfect or continue perfection of Lender’s security interest in all Collateral (to the extent a security interest can be perfected by such filing).

~~“First Amendment” means that certain First Credit Agreement Supplement and Amendment dated as of the Portland Closing Date by and between Borrower and Lender.~~

“Fixed Charge Coverage Ratio” shall mean the ratio of (a) SSSHT’s EBITDA for the immediately preceding fiscal quarter; to (b) all of the principal due and payable (excluding principal paid or due with respect to the Loans or due at maturity of any Indebtedness) and principal paid on SSSHT’s

Indebtedness (including scheduled payments on Capital Lease Obligations and SSSHT’s Equity Percentage of the Property Level Debt but excluding any scheduled payments with respect to the Loans), plus all distributions paid with respect to any preferred Equity Interests, plus all of the SSSHT’s Interest Expense, in each case, for the immediately preceding fiscal quarter, all of the foregoing calculated without duplication~~; provided, however, that solely with respect to the fiscal quarter ending December 31, 2019, for purposes of calculating the Fixed Charge Coverage Ratio, SSSHT’s Interest Expense with respect to the Loans shall be calculated using the outstanding principal balance of the Loans and the then current rate of interest as of December 31, 2019~~.

“Floor” means one quarter of one percent (0.25%) per annum.

~~“Fourth Amendment” means that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of the Fourth Amendment Date by and between Borrower and Lender.~~

~~“Fourth Amendment Date” means February 27, 2020.~~

~~“Fourth Amendment Date Net Worth” means the Net Worth (SSSHT) as of December 31, 2019, as disclosed to Lender in writing on or before the Fourth Amendment Date.~~

~~“Fourth Amendment Extension Fee” has the meaning set forth in Section 2.09(g).~~

“Funded Property” or “Funded Properties” means, individually and collectively, the MBK Property~~, the~~ and Portland Property ~~and each Additional Property~~, in each case until released in accordance with the Release Provisions.

“GAAP” means generally accepted accounting principles in the United States of America, subject to the provisions of Section 1.04.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of such other Person or other obligation of such other Person of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness of such other Person or other obligation of such other Person or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means SSSHT, together with its successors and assigns.

“Guaranty” means that certain Second Amended and Restated Guaranty Agreement dated as of the Effective Date made by SSSHT in favor of Lender, as may be amended from time to time.

“Hazardous Materials” means all materials which are defined, described or identified as hazardous or toxic materials, wastes or substances in applicable Environmental Laws; provided, that Hazardous Materials shall not include any such substances or wastes utilized or maintained at a Real Property in the ordinary course of business and in accordance with all applicable Environmental Laws.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hedging Obligations” means, with respect to Borrower or any Credit Party, any obligations arising under any Hedging Agreement entered into with KeyBank or its Affiliates.

“Increase Adjustment” means the sum of (a) 0.5% per annum commencing on May 1, 2024 if the Fayetteville JPM Refinancing is not consummated by April 30, 2024 and continuing through and including the date that the Fayetteville JPM Refinancing has been consummated plus (b) 0.50% per annum commencing on December 1, 2024 if the Fayetteville Agency Refinancing is not consummated by November 30, 2024 and continuing through and including the date that the Fayetteville Agency Refinancing has been consummated.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including mandatorily redeemable preferred stock, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business or being contested in good faith), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees and other Contingent Obligations by such Person of Indebtedness of others provided, however, that for the purpose of measuring the financial covenants set forth in Section 5.02, such Guarantees and other Contingent Obligations shall exclude non-recourse carve-out guaranties to the extent they are contingent with no existing claims thereunder, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all obligations contingent or otherwise, of such Person with respect to any Hedging Agreements (calculated on a mark-to-market basis as of the reporting date) currently due and payable. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly legally liable therefor but only to the extent of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness or legal structure provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Indebtedness for such Person’s Unconsolidated Affiliates.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Individual Borrower” has the meaning given to such term in the Preamble hereto.

“Individual Borrower Compliance Certificate” has the meaning set forth in Section 5.01(e) hereof, a form of which is attached hereto as Exhibit A-2.

“Interest Election Request” means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.05, substantially in the form of Exhibit B.

“Interest Expense” means all of a Person’s paid, accrued or capitalized interest expense on such Person’s Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), as calculated on a consolidated basis, and including (without duplication) the Equity Percentage of Interest Expense for such Person’s Unconsolidated Affiliates (including Borrower’s Equity Percentage of Interest Expense with respect to the Property Level Debt).

“Interest Payment Date” means the first Business Day of each calendar month.

“Interest Period” means, ~~with respect~~as to ~~each~~any Term SOFR Borrowing~~, a~~ or Term SOFR Loan, the period ~~of one or three months as selected by~~commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter (in each case, subject to the availability thereof), as specified in the ~~Borrower~~applicable Borrowing Request or Interest Election Request; provided~~, however,~~ that (i) ~~the initial Interest Period for~~ any Borrowing of a SOFR Loan shall commence on the date of such Borrowing (the date of a Borrowing ~~resulting from a Conversion or Continuation~~if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the ~~date of such Conversion or Continuation) and each~~next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period ~~occurring thereafter in respect of such Borrowing~~ shall ~~commence~~end on the ~~first day after the last day of the~~ next preceding ~~Interest Period;~~Business Day,

(ii)
~~if~~ any Interest Period ~~begins~~that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month ~~at the end of such Interest Period,~~of such Interest Period) shall end on the last Business Day of ~~such~~the last calendar month;
(iii)
if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any SOFR Loan may be selected that would end after the ~~Revolving Facility Termination Date or the latest Term Loan~~ of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date~~, as the case may be;~~ and (~~v) if, upon the expiration of any~~ Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of SOFR Loans as provided above, the Borrower shall be deemed to have elected  ~~to Convert~~iv) no tenor that has been removed from this definition pursuant to Section 2.11(c) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing ~~to Base Rate Loans~~is made and thereafter shall be the effective ~~as~~date of the ~~expiration date~~most recent conversion or continuation of such ~~current Interest Period~~Loan or Borrowing.

“Intermediate Entity” means each Subsidiary of SSSHTOP (other than Student Holdco, Senior Holdco or TRS) which directly or indirectly owns any Equity Interests in a Property Owner or Property OpCo.

“Investors” means the owners of (a) SSSHT Stock or other Equity Interests in SSSHT or (b) Trust Interests in Fayetteville DST Property Owner, in each case, which do not constitute Credit Parties.

“KeyBank” means KeyBank National Association, a national banking association. “Late Charges” has the meaning set forth in Section 2.09(a).

“Legal Requirements” means all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any Governmental Authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any Governmental Authority having or claiming jurisdiction with respect thereto.

“Lender” has the meaning set forth in the Preamble.

“Leverage Ratio” means the ratio of (a) Total Indebtedness (SSSHT) to (b) Total Assets (SSSHT).

“Lien” means, with respect to an asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, negative pledge, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; (c) the filing under the Uniform Commercial Code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor; (d) any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation; and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, including any dividend reinvestment or redemption plans.

“Liquidity” means the sum of unencumbered cash and cash equivalents reasonably approved by

Lender.

“Loan Documents” means this Agreement, the Note, the Guaranty, Hedging Agreements for Hedging Obligations, the Security Documents, each Fee Subordination Agreement~~, any Additional Loan Documentation~~ and all other instruments, agreements and written obligations executed and delivered by any of the Credit Parties in connection with the transactions contemplated hereby, as such documents may be amended, supplemented, modified or restated from time to time.

“Loans” means, collectively, the MBK Loan, and the Portland Loan ~~and any Additional Loan made by Lender to Borrower pursuant to Section 2.01(b) of this Agreement; each such loan shall be referred to individually as a “Loan”~~.

“Lookback Day” has the meaning given to such term in the definition of Adjusted Term SOFR.

“Management Agreement” means the MBK Management Agreement~~, the~~ and Portland ~~Management Agreement and any Additional~~ Management Agreement, as the context requires.

“Material Adverse Effect” means a material adverse effect, as determined in good faith by Lender in its reasonable discretion, on (a) the business, assets, operations, or condition, financial or otherwise, of either (i) the Borrower or (ii) the Credit Parties, in each case, taken as a whole, (b) the ability of any of the Credit Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to Lender under the Loan Documents.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means ~~the MBK Maturity Date, the Portland Maturity Date or the applicable maturity date with respect to any Additional Loan, as the context requires~~June 30, 2025.

“Maximum Rate” has the meaning set forth in Section 9.13.

“MBK Commitment” ~~means the obligation of Lender to make the MBK Loan hereunder, in the~~ initial maximum principal amount equal to the lower of (a) $25,000,000 and (b) an amount equal to (i) the Acquisition Costs of the MBK Property; minus (ii) the sum of (A) the Property Loan for the MBK Property funded on the Effective Date; plus (B) Equity Issuance Net Proceeds of the sale of SSSHT Stock raised during the period from the Tallahassee Payoff Date until the Effective Date, reduced by reimbursements and fees payable to SAM and its Affiliates and general working capital as set forth in the ~~schedule provided to Lender and totaling $6,128,953~~has the meaning given to such term in the Original Credit Agreement.

“MBK Entity” means each MBK Property Owner, each MBK Property OpCo and, if applicable, any Intermediate Entity which may directly or indirectly acquire any Equity Interests in a MBK Property Owner or MBK Property OpCo to the extent consented to by Lender in its sole discretion.

“MBK Loan” has the meaning set forth in Section 2.01(a).

“MBK Management Agreement” means those certain Property Management Agreements dated as of the Effective Date by and between the applicable MBK Property Owner and MSL with respect to each MBK Property, as may be amended from time to time as permitted by this Agreement.

~~“MBK Maturity Date” means April 30, 2024.~~

“MBK Property” means those certain real properties located at (a) 4522 South 1300 East, Salt Lake City, Utah 84117, to be known as “The Wellington” which is owned by SSSHT PropCo 4522 S 1300 E. LLC, a Delaware limited liability company (“Wellington Property Owner”); (b) 1245 East Murray Holladay Road, Salt Lake City, Utah 84117, to be known as “Cottonwood Creek” which is owned by SSSHT PropCo 1245 E Murray Holladay Road, LLC, a Delaware limited liability company (“Cottonwood Creek Property Owner”); and (c) 10020 North 4600 West, Cedar Hills, Utah 84062, to be known as “The Charleston at Cedar Hills” which is owned by SSSHT PropCo 10020 N 4600W Street, LLC, a Delaware limited liability company (“Cedar Hills Property Owner”).

“MBK Property OpCo” means, collectively, (a) with respect to “The Wellington”, SSSHT OpCo 4522 S 1300 E, LLC, a Delaware limited liability company, (b) with respect to “Cottonwood Creek”, SSSHT OpCo 1245 E Murray Holladay Road, LLC, a Delaware limited liability company, and

(c)
with respect to “The Charleston at Cedar Hills”, SSSHT OpCo 10020 N 4600 W Street, LLC, a Delaware limited liability company.

“MBK Property Owner” means, collectively, (a) Wellington Property Owner, (b) Cottonwood Creek Property Owner, and (c) Cedar Hills Property Owner, or any successors thereto in the capacity of owner of the applicable MBK Property permitted by this Agreement as consented to by Lender in its sole discretion.

“Monthly Compliance Certificate” has the meaning set forth in Section 5.01(k).

“MSL” means MSL Community Management LLC, a California limited liability company.

“Mt. Tabor Supplemental Loan” means a supplemental agency loan to be provided by Lender to the Portland Property Owner.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Proceeds” means, the total net proceeds from or with respect to a Capital Event (other than an Equity Issuance Capital Event) actually received by a Credit Party (~~or~~including, in the case of

~~clause~~clauses (e), (f) and (g) below, SSSHT or any of its Subsidiaries) or, if greater, permitted to be received by a Credit Party (~~or~~including, in the case of ~~clause~~clauses (e), (f) and (g) below, SSSHT or any of its Subsidiaries) pursuant to the terms of any applicable organizational documents or Property Loan Documents (and, except in the case of clause (e) below) in all cases where non-Credit Parties are entitled to a share of Net Proceeds, adjusted to only include the Credit Party’s allocable share thereof), calculated as follows:

(a)
with respect to a Capital Event constituting the sale, refinancing, subsequent issuance or other monetization of any Equity Interests in an Entity or any Pledged Equity Interests (other than as described in clause (b) or (c) below), Net Proceeds shall equal the aggregate amount of all cash and the fair market value of all other property received by ~~such~~a Credit Party with respect thereto, net of actual commissions and other customary fees and expenses reasonably and actually incurred by such Credit Party to an unrelated third party;

(b)
with respect to a Capital Event constituting the sale or refinancing of any Funded Property or Fayetteville Property (other than pursuant to clauses (f) and (g) below), Net Proceeds shall equal the gross proceeds thereof less all customary and reasonable broker’s fees, prorations, taxes, other costs, expenses or obligations payable to a Person which is not an Affiliate of such Credit Party, in connection with the closing thereof and any proceeds used to pay down Property Level Debt or other Indebtedness in accordance with the terms of the Property Loan Documents or other documents governing such Indebtedness for such Funded Property or, if applicable, the Fayetteville Property;

(c)
with respect to a Capital Event constituting a casualty or condemnation with respect to any Funded Property or the Fayetteville Property, Net Proceeds shall equal the gross proceeds thereof less proceeds used for repair and restoration of such Funded Property or the Fayetteville Property, other costs incurred in connection with such casualty or condemnation and payable to a Person which is not an Affiliate of the applicable Credit Party and amounts necessary to repay the related Property Level Debt or other Indebtedness in accordance with the terms of the Property Loan Documents or other documents governing such Indebtedness for such Funded Property or the Fayetteville Property;
(d)
with respect to a Capital Event occurring during the continuance of an Event of Default pursuant to clause (c) of the definition of Capital Event, the actual proceeds of such Restricted Payment received by Student Holdco, Senior Holdco or Encore;

(e)
with respect to a Capital Event constituting the closing of the Mt. Tabor Supplemental Loan, Net Proceeds shall equal the greater of: (i) $3,000,000 and (ii) $3,000,000 plus seventy-five percent (75%) of the sum of (A) the original principal amount of the Mt. Tabor Supplemental Loan minus (B) $8,500,000;

(f)
with respect to a Capital Event constituting the closing of the Fayetteville JPM Refinancing, the Fayetteville JPM Refinancing Net Proceeds;

(g)
with respect to a Capital Event constituting the closing of the Fayetteville Agency Refinancing, the Fayetteville Agency Refinancing Net Proceeds; and

(fh) with respect to a Capital Event constituting the sale, refinancing or other monetization on any Collateral not otherwise addressed by clauses (a) through (fg) above, Net Proceeds shall equal the gross proceeds thereof less all customary and reasonable fees and expenses in connection therewith as reasonably approved by Lender.

For the avoidance of doubt, except as specified in clauses (e), (f), (g) and (fh) above, any proceeds received by a Credit Party directly or indirectly from an Entity (e.g., with respect to rent proceeds and other cash dividends permitted by this Agreement) shall not constitute Net Proceeds.

 ~~“Net Proceeds Deposit” as defined in Section 2.08(e).~~

“Net Worth (SSSHT)” means, with respect to SSSHT, Total Assets (SSSHT) (without deduction for accumulated depreciation and accumulated amortization of lease intangibles) less (1) all intangible assets and (2) all liabilities (including contingent and indirect liabilities), all determined in accordance with GAAP, unless otherwise indicated in this definition. The term “intangible assets” shall include, without limitation, (i) deferred charges, and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles (other than amounts related to the purchase price of a real property which are allocated to lease intangibles). The term “liabilities” shall include, without limitation, (i) Indebtedness secured by Liens on Real Property with respect to which Net Worth (SSSHT) is being computed whether or not SSSHT is liable for the payment thereof, (ii) deferred liabilities, and (iii) Capital Lease Obligations. Net Worth (SSSHT) shall be calculated on a consolidated basis in accordance with GAAP, unless otherwise indicated in this definition.

“Noble” has the meaning set forth in the Preamble hereto.

“Non-Contestable Payment” means payment in cash and satisfaction and the expiration of a period of ninety-one (91) days thereafter with (A) no claim for the recovery of a preferential payment, fraudulent conveyance, or fraudulent transfer having been filed or asserted, or (B) if any such claim is filed or asserted, the final, non-appealable decision of a court of competent jurisdiction denying the claim or assertion.

“Note” means ~~that certain~~any Promissory ~~Note dated as of the Effective Date~~Notes executed by Borrower to Lender in the ~~original~~aggregate principal amount ~~of $24,500,000 made by Borrower in favor of Lender~~not to exceed the Commitment, as the same may be amended, restated, supplemented, modified or extended from time to time.

“Obligations” means all liabilities, obligations, covenants and duties of any Credit Party to Lender arising under or otherwise with respect to any Loan Document, and any other Hedging Obligations, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or other insolvency proceeding naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings, provided, however, that in no event shall Obligations include any Excluded Hedging Obligations.

“Original Closing Date” means September 28, 2017.

“Original Credit Agreement” as defined in the Preamble hereto.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Patriot Act” has the meaning set forth in Section 9.14.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Agency Excluded Proceeds” means an aggregate amount equal to the sum, without duplication, of (a) the obligations under the Fayetteville Agency Refinancing, which shall be sufficient to repay the Fayetteville JPM Refinancing in full; (b) customary costs and expenses paid to third parties, which are not paid to any Affiliates of the Credit Parties or any Fayetteville Entity, including commissions, dealer manager fees, escrow fees, loan fees and other customary fees and expenses paid by or on behalf of the Fayetteville SPE Property Owner and/or the Fayetteville DST Property Owner in connection with the Fayetteville Agency Refinancing; and (c) the SAM Fayetteville Distributed Amounts.

“Permitted Distribution Period” has the meaning set forth in the definition of “Permitted Restricted Payments”.

“Permitted Encumbrances” means:

(a)
Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 3.10;

(b)
pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(c)
deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(d)
matters described in the owner’s title insurance policy obtained in connection with the acquisition of the applicable Funded Property; and

(e)
landlords’ liens for rent not yet due and payable;

provided that the term “Permitted Encumbrances” shall not include ~~(x)~~ any Lien securing Indebtedness (other than the Loan)

“Permitted JPM Excluded Proceeds” means an aggregate amount equal to the sum, without duplication, of (a) the obligations under the existing JPMorgan Chase Bank (or ~~(y) any Lien other than Liens in favor of Lender (whether in its capacity as “Lender” or depository bank) with respect to the Reserve Account or any items, cash or funds held therein~~its Affilliate) mortgage loan being repaid with the proceeds of the Fayetteville JPM Refinancing and (b) the costs, expenses and reserves relating to the Fayetteville Property and/or the Fayetteville JPM Refinancing paid by or on behalf of Fayetteville SPE Property Owner more specifically described on Schedule A attached hereto in an aggregate amount not to exceed $4,300,000.

“Permitted Liens” has the meaning set forth in Section 7.01(b).

“Permitted Restricted Payments” means (a) distributions from Entities to Student Holdco or Senior Holdco and from Student Holdco or Senior Holdco to SSSHTOP (with respect to the Funded Properties) or to SSSHT (with respect to the Fayetteville Property) so long as (1) such distribution does not violate the applicable Property Loan Documents; and (2) such distributions, to the extent received by a Credit Party, may not be used for any purpose other than repayment of the Loans to the extent required by this Agreement; (b) any Restricted Payments from an Entity which is not a Credit Party to any Credit Party or other Entity; (c) distributions required by Section 5.14; (d) distributions constituting SSSHT Transaction Costs or DST Transaction Costs permitted by Section 2.08(e) or 2.08(f) (as applicable); (e) Required REIT Distributions, (f) payments or prepayments of the obligations evidenced by the Strategic 1031 Properties III Notes to the extent permitted hereby, (g) other distributions by a Credit Party to its members or other equity holders not permitted by clauses (a) through (f) above (other than distributions to Investors, which are addressed in clause (h) below) so long as no Default or Event of Default has occurred and is continuing, (h) distributions to Investors (other than Required REIT Distributions, which are addressed in clause (d) above), (i) distributions by SAM to the holders of its existing Series A and Series B Preferred Equity Interests; ~~and~~ (j) distributions declared and paid by SAM to the holders of its Equity Interests to pay any state or federal income tax liability of such holders of the Equity Interests on account of the ownership of such Equity Interests and (k) payment of the SAM Fayetteville Distributed Amounts to SAM following consummation of and using the proceeds of the Fayetteville Agency Refinancing; provided, however, that, distributions described in clauses (h), (i) ~~and~~, (j) and (k) above shall only be permitted so long as (1) no Event of Default has occurred and is continuing or (2) if an Event of Default has occurred and is continuing, not more than one hundred twenty (120) days has passed since the occurrence of such Event of Default (the “Permitted Distribution Period”); provided, however, that if more than one Event of Default exists at any time, the Permitted Distribution Period shall commence on the date the earliest of such Events of Default occurred, provided, however, that in no event shall any distributions on the preferred Equity Interests in SSSHTOP and/or SSSHT constitute Permitted Restricted Payments.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement (Fayetteville Distributions)” has the meaning set forth in Section 6.03(a)(vi).

“Pledge Agreement (SS Management)” has the meaning set forth in Section 6.03(a)(iv). “Pledge Agreement (SSSHT Distributions)” has the meaning set forth in Section 6.03(a)(iii). “Pledged Equity Interests” has the meaning set forth in Section 6.03(a)(ii).

“Pledged Equity Interests (SSOP II)” has the meaning set forth in Section 6.03(a)(ii). “Pledged Equity Proceeds” has the meaning set forth in Section 6.03(a)(iv).

“Pledged SS Management Distributions” has the meaning set forth in Section 6.03(a)(iv). “Pledged SSSHT Distributions” has the meaning set forth in Section 6.03(a)(iii).

“Pledgors” means, collectively, SAM, SS Growth and Strategic 1031 and any other Person who joins the Equity Interest Pledge Agreement (SSOP II) or Equity Interest Pledge Agreement (SST II) as a pledgor from time to time.

“Portland Closing Date” means August 31, 2018.

“Portland Commitment” ~~means, collectively,~~has the ~~Portland Initial Commitment and the Portland Delayed Draw Commitment, which shall not exceed Forty-One Million and No/100 Dollars ($41,000,000)~~meaning given to such term in the Original Credit Agreement.

~~“Portland Delayed Draw Commitment” means the obligation of Lender to make the Portland Delayed Draw Loan hereunder, in the aggregate principal amount not to exceed the sum of (a) Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00) plus (b) One Million Five Hundred Thousand and No/100 ($1,500,000.00) in the event SSSHT’s excess cash flow does not meet the minimum $1,500,000 that Freddie Mac permits to be counted towards its liquidity requirement in connection with the first mortgage loan to be secured by the Portland Property less (c) the aggregate amount of all Equity Issuance Net Proceeds raised during the period commencing on the date that the MBK Loan, Portland Initial Loan and any funds advanced with respect to the Portland Delayed Draw Loan have been repaid in full and ending on the funding date of a requested Portland Delayed Draw Loan.~~

~~“Portland Delayed Draw Loan” has the meaning given to such term in Section 2.01(c)(ii).~~

“Portland Entity” means the Portland Property Owner, Portland Property OpCo and, if applicable, any Intermediate Entity that may directly or indirectly acquire any Equity Interests in Portland Property Owner or Portland Property OpCo to the extent contented to by Lender in its sole discretion.

~~“Portland Initial Commitment” means the obligation of Lender to make the Portland Initial~~ Loan hereunder, in the initial principal amount of Twenty-Seven Million and No/100 Dollars ~~($27,000,000.00).~~

~~“Portland Initial Loan” has the meaning given to such term in Section 2.01(c)(i).~~

“Portland Loan” has the meaning given to such term in Section 2.01(~~c)(ii~~b).

“Portland Management Agreement” means that certain Property Management Agreement dated as of the Portland Closing Date by and between Portland Property OpCo and Integral Senior Living, LLC with respect to the Portland Property, as may be amended from time to time as permitted by this Agreement.

~~“Portland Maturity Date” means April 30, 2024.~~

“Portland Property” means that certain real property located in Portland, Oregon to be known as “Courtyard at Mt. Tabor” which is owned by Portland Property Owner.

“Portland Property OpCo” means SSSHT OpCo SE Division Street, LLC, a Delaware limited liability company.

“Portland Property Owner” means SSSHT PropCo SE Division Street, LLC, a Delaware limited liability company.

~~“Portland Unused Fee” has the meaning set forth in Section 2.09(f).~~

“Prime Rate” means the rate of interest per annum publicly announced from time to time by KeyBank National Association, as its prime rate in effect at its principal office in Cleveland, Ohio; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

~~“Principal Debt” means the aggregate unpaid principal balance of the Note at the time in~~ question.

“Private Placement Memorandum” means that certain Confidential Private Placement Memorandum dated as of January 27, 2017, as amended ~~by Supplement No. 1 to Confidential Private~~ Placement Memorandum dated as of April 20, 2017, by Supplement No. 2 to Confidential Private Placement Memorandum dated as of June 9, 2017, by Supplement No. 3 to Confidential Private Placement Memorandum dated as of July 10, 2017, by Supplement No. 4 to Confidential Private Placement Memorandum dated as of August 4, 2017, by Supplement No. 5 to Confidential Private Placement Memorandum dated as of August 24, 2017, by Supplement No. 6 to Confidential Private Placement Memorandum dated as of October 10, 2017, by Supplement No. 7 to Confidential Private Placement Memorandum dated as of November 10, 2017 and by Supplement No. 8 to Confidential

~~Private Placement Memorandum dated January 18, 2018, relating to the sale of SSSHT Stock, in the form delivered to Lender~~ prior to the ~~Effective~~Eighth Amendment Date ~~or~~and as may be further amended to the extent not prohibited by the terms of the Loan Documents.

“Property Level Debt” has the meaning set forth in Section 6.02. “Property Loan Documents” has the meaning set forth in Section 6.02.

“Property OpCo” means a MBK Property OpCo, and the Portland Property OpCo ~~and any Additional Property OpCo~~, as the context requires.

“Property Owner” means a MBK Property Owner, and the Portland ~~Property Owner and any Additional~~ Property Owner, as the context requires.

“Real Property” means, collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by a Credit Party or, as applicable, a Subsidiary of a Credit Party), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired or leased by a Credit Party or, as applicable, a Subsidiary of a Credit Party. For the avoidance of doubt, the Funded Properties and Fayetteville Property shall constitute Real Properties.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Daily Simple SOFR, then four (4) SOFR Business Days prior to (i) if the date of such setting is a SOFR Business Day, such date or (ii) if the date of such setting is not a SOFR Business Day, the SOFR Business Day immediately preceding such date and (b) if such Benchmark is not Daily Simple SOFR, then the time determined by Lender in accordance with the Benchmark Replacement Conforming Changes (including, without limitation, with respect to Term SOFR).

“Registered Public Offering” means a registered public offering of the SSSHT Stock. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s

Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property in violation of applicable Environmental Laws.

“Release Provisions” has the meaning set forth in Section 6.06.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions, including without limitation any capital expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material pursuant to applicable Environmental Laws; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger public health or the environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring the applicable facilities into compliance with all Environmental Laws.

“Required ~~Payment Amount” has the meaning set forth in Section 2.08(e)~~DST Distribution Amount” means the DST Equity Issuance Proceeds, net of DST Transaction Costs in an aggregate amount not to exceed 10% of the gross proceeds of the DST Equity Issuance Proceeds.

“Required REIT Distributions” shall mean Restricted Payments by SSSHT, SSSHTOP or any of their Subsidiaries which are necessary to maintain SSSHT’s status as a real estate investment trust under the Code out of taxable income which remains after the payment of all sums then due and payable to Lender.

~~“Reserve Account” means the blocked account of SSSHTOP with KeyBank National Association (as depository bank) ending in account number 1852.~~

~~“Reserve Account DARCA” means that certain Depository Agreement for Restricted Collateral Account (Reserve Account) dated as of the Fifth Amendment Date by and among SSSHTOP, KeyBank National Association (as depository bank) and Lender, as may be amended from time to time.~~

~~“Reserve Account Pledge Agreement” means that certain Pledge and Security Agreement (Cash Collateral - Reserve Account) dated as of the Fifth Amendment Date by and among SSSHTOP and Lender, as may be amended from time to time.~~

~~“Reserve Account Minimum Balance” means, at any time an amount equal to the Reserve Amount multiplied by two (2), as set forth in the most recent Monthly Compliance Certificate delivered pursuant to Section 5.01(k).~~

~~“Reserve Amount” means, at any time, an amount equal to the interest due on the immediately succeeding Interest Payment Date (calculated using the highest of Adjusted Term SOFR, Adjusted Daily Simple SOFR and/or Adjusted Base Rate, as applicable, which is accruing on all or any of the Loans as of the date of determination).~~

~~“Reserve Account Initial Balance” has the meaning set forth in the Fifth Amendment.~~

“Restricted Payment” means any dividend or other distribution or payment (whether in cash, securities or other property) with respect to any direct or indirect ownership interests in any Credit Party or Entity or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests in any Credit Party or Entity or any option, warrant or other right to acquire any such shares of capital stock of any Credit Party or Entity; provided that the foregoing shall not preclude any dividend or distribution in connection with any contribution of real estate or

Equity Interests, or any other non-cash consideration, in exchange for the issuance of Equity Interests. Notwithstanding anything set forth herein to the contrary, the Acquisition Fee Allocation shall not constitute Restricted Payments and the payment thereof shall at all times be governed by the Fee Subordination Agreement.

“SAM” ~~means SmartStop Asset Management, LLC, a Delaware limited liability company~~has the meaning given to such term in the Preamble hereto.

“SAM Credit Agreement” means that certain Credit Agreement dated as of May 9, 2018 by and among SmartStop TI, LLC, SAM, Individual Borrower, Noble, the Lenders party thereto from time to time, KeyBank, National Association, as administrative agent and KeyBank Capital Markets, LLC, as sole book runner and sole lead arranger, as amended from time to time. As of the Eighth Amendment Date, the SAM Credit Agreement has been terminated; notwithstanding this, all references to the SAM Credit Agreement herein shall mean the SAM Credit Agreement as in effect immediately prior to its termination.

“SAM Fayetteville Distributed Amounts” means an amount to be distributed to SAM upon or following the consummation of the Fayetteville Agency Refinancing with respect to the fees, costs, expenses, reserves and other items set forth on Schedule A attached hereto, to the extent contributed by SAM to or on behalf of Fayetteville SPE Property Owner and/or Fayetteville DST Property Owner in an aggregate amount not to exceed the lesser of (a) $600,000 and (b) the amount actually contributed by SAM pursuant to the foregoing.

“SAM Loan Documents” means, collectively, the SAM Credit Agreement and the other “Loan Documents” (as such term is defined in the SAM Credit Agreement).

~~“SAM III” means SAM Acquisitions III, LLC, a Delaware limited liability company.~~

“SAM III Credit Agreement” means that certain Credit Agreement dated as of January 17, 2018 by and between SAM Acquisitions III, LLC, Noble, Individual Borrower and Lender, as amended by that certain First Amendment to Credit Agreement dated as of the Effective Date, as may be amended, restated or otherwise modified from time to time.

~~“SAM III Loan Documents” shall have the meaning given to the term “Loan Documents” in the SAM III Credit Agreement.~~

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Schwartz Los Patrones Self Storage Guaranty” means, collectively (a) that certain Loan Guaranty dated as of the Third Amendment Date made by Individual Borrower and certain of his Affiliates in favor of MUFG Union Bank, N.A. (b) that certain Completion Guaranty dated as of the Third Amendment Date made by Individual Borrower and certain of his Affiliates in favor of MUFG Union Bank, N.A., (c) that certain Indemnity Agreement dated as of the Third Amendment Date made by Individual Borrower and certain of his Affiliates in favor of MUFG Union Bank, N.A., and (d) that certain Environmental Compliance Agreement dated as of the Third Amendment Date made by Individual Borrower and certain of his Affiliates in favor of MUFG Union Bank, N.A., each as may be amended from time to time as permitted by this Agreement.

~~“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of the Second Amendment Date by and between Borrower and Lender.~~

~~“Second Amendment Date” means March 29, 2019.~~

“Security Documents” means the Equity Interest Pledge Agreement, the Pledge Agreement (SSSST Distributions), the Pledge Agreement (SS Management), the Equity Proceeds Pledge Agreement, the Blocked Account Agreement, the Reserve Account Pledge Agreement, the Reserve Account DARCA, the Pledge Agreement (Fayetteville Distributions), the Entity Consents, the Financing Statements, and all other instruments, agreements and written obligations executed and delivered by any of the Credit Parties in connection with the transactions contemplated hereby pursuant to which Lender is granted a security interest in or lien on property as security for any or all of the Obligations, whether now or hereafter existing, as such documents may be amended, supplemented, modified or restated from time to time.

“Senior Holdco” means SSSHT Senior Holdco, LLC, a Delaware limited liability company. ~~“Seventh Amendment” means that certain Seventh Amendment to Second Amended and~~

~~Restated Credit Agreement dated as of the Seventh Amendment Date by and between Borrower and~~ Lender.

“Seventh Amendment Date” means October 28, 2022.

~~“Seventh Amendment Extension Fee” has the meaning set forth in Section 2.09(l).~~

~~“Sixth Amendment” means that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of the Sixth Amendment Date by and between Borrower and Lender.~~

~~“Sixth Amendment Date” means November 9, 2021.~~

~~“Sixth Amendment Extension Fee” has the meaning set forth in Section 2.09(j).~~

“SOFR” or “SOFR Rate” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day. “SOFR”, when used in reference to a Loan (e.g., a “SOFR Loan”) or Borrowing (e.g., a “SOFR Borrowing”), refers to whether the Loan or Borrowing is bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Determination Day” has the meaning given to such term in the definition of “Daily Simple SOFR”.

~~“SOFR Loan” or “SOFR Borrowing” means all or a portion of a Borrowing or Loan bearing interest based upon the SOFR Rate.~~

“SOFR Rate Day” has the meaning given to such term in the definition of “Daily Simple

SOFR”.

“SOFR Rate Margin” means four hundred (400) basis points plus any applicable Increase Adjustment.

“SS Growth” means SS Growth Advisor, LLC, a Delaware limited liability company.

“SS Management” means SS Management Holdings, LLC, a Delaware limited liability company.

“SSOP II” means SmartStop OP, L.P., a Delaware limited partnership, formerly known as Strategic Storage Operating Partnership II, L.P., a Delaware limited partnership.

“SSOP II Equity Interests” means ~~1,000,000~~1,500,000 Class A-1 limited partnership interests in SSOP II (which are exchangeable on a one-to-one basis for SST II Equity Interests) held by SAM, together with any replacements therefor.

“SSSHT” means Strategic Student & Senior Housing Trust, Inc., a Maryland corporation.

“SSSHT Advisor” means SSSHT Advisor, LLC, a Delaware limited liability company. “SSSHT Bylaws” means those certain Bylaws of SSSHT dated as of October 4, 2016, as may be amended from time to time to the extent not prohibited by the terms of the Loan Documents.

“SSSHT Compliance Certificate” has the meaning set forth in Section 5.01(~~c~~e) hereof, a form of which is attached ~~to the Second Amendment~~hereto as Exhibit A-3.

“SSSHT Dealer Manager” means Select Capital Corporation, a California corporation.

“SSSHT Equity Issuance Capital Event” means any Equity Issuance by SSSHT relating to the sale of SSSHT Stock.

“SSSHT Equity Issuance Net Proceeds” means the total net proceeds from or with respect to a SSSHT Equity Issuance Capital Event equal to the aggregate amount of all cash and the fair market value of all other property received by SSSHT or SSSHTOP with respect thereto, net of (a) Permitted

Restricted Payments described in clause (g) of the definition thereof and (b) actual commissions and other customary fees and expenses actually incurred by SSSHT or SSSHTOP (other than SSSHT Transaction Costs and Approved Shortfall Expenses), which SSSHT Equity Issuance Net Proceeds shall in no event be less than the corresponding SSSHTOP Equity Issuance Net Proceeds. For the avoidance of doubt, any other proceeds received by a Credit Party directly or indirectly from an Entity (e.g., with respect to rent proceeds and other cash dividend permitted by this Agreement) shall not constitute SSSHT Equity Issuance Net Proceeds except as specifically set forth in this definition or the definition of SSSHTOP Equity Issuance Net Proceeds.

“SSSHT Letter” means that certain letter agreement dated as of the Effective Date by and among SSSHT, SSSHTOP and Lender, as may be amended from time to time.

“SSSHT Net Proceeds Deposit” as defined in Section 2.08(e).

“SSSHT Required Payment Amount” has the meaning set forth in Section 2.08(e).

“SSSHT Property Manager” means SSSHT Property Management, LLC, a Delaware limited liability company.

“SSSHT Stock” means the common stock in SSSHT sold pursuant to the Private Placement Memorandum or a Registered Public Offering.

“SSSHT Transaction Costs” has the meaning given to such term in the definition of SSSHTOP Equity Issuance Net Proceeds.

“SSSHTOP” has the meaning given to such term in the Preamble hereto.

“SSSHTOP Blocked Account” means a blocked account subject to the Lender’s sole dominion and control held at KeyBank in the name of SSSHTOP, which shall at all times be subject to the Blocked Account Agreement.

“SSSHTOP Equity Issuance Net Proceeds” means the SSSHT Equity Issuance Net Proceeds to be contributed by SSSHT to SSSHTOP and deposited directly into the SSSHTOP Blocked Account by SSSHT in an amount equal to the gross proceeds of such SSSHT Equity Issuance Capital Event received by SSSHT less, without duplication: (a) the aggregate amount of all actual commissions and other customary fees and expenses actually incurred by SSSHT in connection therewith (other than any Acquisition Fee Allocation, which shall be subject in all respects to the Fee Subordination Agreement) (collectively, the “SSSHT Transaction Costs”), (b) any Approved Shortfall Expenses and (c) any Permitted Restricted Payments described in clause (e) of the definition thereof; provided, however, that the all amounts deducted pursuant to clause (a) above shall in no event exceed fifteen percent (15%) of the gross proceeds of such SSSHT Equity Issuance Capital Event unless otherwise agreed in writing by Lender.

“SST II” means SmartStop Self Storage REIT, Inc. (formerly known as Strategic Storage Trust II, Inc.), a Maryland corporation.

“SST II Equity Interests” means shares of common stock in SST II which SAM can exchange for the SSOP II Equity Interests on a one-for-one basis.

“SST II Market Value” means (i) if the SST II Equity Interests are listed for trading on a national securities exchange, the average closing price of the SST II Equity Interests on such national securities exchange for the ten (10) consecutive trading days immediately preceding the end of each quarter, or (ii) if the SST II Equity Interests are not listed for trading on a national securities exchange, the most recent estimated net asset value per share as published by SST II in its periodic reports filed with the Securities and Exchange Commission, which, in the case of this clause (ii) shall be reasonably acceptable to Lender.

“Strategic 1031” means Strategic 1031, LLC, a Delaware limited liability company.

“Strategic 1031 Properties III” means Strategic 1031 Properties III, LLC, a Delaware limited liability company.

“Strategic 1031 Properties III Notes” means, collectively, (a) that certain Promissory Note made by Individual Borrower in favor of SAM in the original principal amount of $9,013,000 (which shall at all times be subordinate to the Obligations) and (b) those certain Promissory Notes made to Strategic Storage 1031 Properties III in favor of certain third party investors on the South Carolina Closing Date (as defined in the SAM III Credit Agreement).

“Student Holdco” means SSSHT Student Holdco, LLC, a Delaware limited liability company. “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation,

limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

“Tallahassee Payoff Date” means November 15, 2017.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, or withholdings (including backup withholdings), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additional amounts, additions to tax, or penalties applicable thereto.

“Term SOFR” or “Term SOFR Rate” has the meaning set forth in the definition of Adjusted Term SOFR.

“Term SOFR”, when used in reference to a Loan (e.g., a “Term SOFR Loan”) or Borrowing (e.g., a “Term SOFR Borrowing” ~~means all or a portion of a~~), refers to whether the Loan or Borrowing ~~or Loan~~is bearing interest ~~based upon~~at a rate determined by reference to the Adjusted Term SOFR Rate.

“Termination Date” means the earlier of (a) the ~~latest~~ Maturity Date or (b) the date upon which the Lender declares the Obligations due and payable upon the occurrence and during the continuance of an Event of Default.

~~“Third Amendment” means that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of the Third Amendment Date by and between Borrower and Lender.~~

~~“Third Amendment Date” means December 4, 2019.~~

“Third Party Information” has the meaning set forth in Section 3.12. “Ticking Fee” has the meaning set forth in Section 2.09(ib).

“Total Assets (SSSHT)” means the sum (without duplication) of (a) the aggregate Value of SSSHT’s and its Subsidiaries’ Real Property, plus (b) the amount of any unrestricted cash, cash equivalents and tangible assets (determined in accordance with GAAP) of SSSHT and its Subsidiaries. For any non-wholly owned Real Properties, Value shall be adjusted for SSSHT’s or its Subsidiary’s pro rata ownership. As used in this definition, “Value” shall mean the undepreciated cost of such Real Property, including, for the avoidance of doubt, amounts related to the purchase price of a Real Property which are allocated to lease intangibles.

“Total Indebtedness (SSSHT)” means the sum of SSSHT’s Indebtedness (other than the Obligations and the “Obligations” (as such term is defined in the SAM III Credit Agreement), calculated in accordance with GAAP.

“Total Collateral Ratio” means the ratio of (x) the aggregate of the EXR Market Value plus the SST II Market Value plus the value of other collateral pledged pursuant to Section 6.03(b), as determined in the Lender’s reasonable discretion to (y) the aggregate outstanding principal amount of the Loans.

 ~~“Transaction Costs” has the meaning given to such term in the definition of SSSHTOP Equity~~

~~Issuance Net Proceeds.~~

“Transactions” means the execution, delivery and performance by the Credit Parties of the Loan Documents, the borrowing of a Loan, and the use of the proceeds thereof (including the acquisition of a Funded Property).

“Tribunal” means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

“TRS” means SSSHT TRS, Inc., a Delaware corporation.

“Trust Interests” means the beneficial interests in Fayetteville DST Property Owner which will be (x) offered and sold pursuant to a private placement memorandum in the Fayetteville DST Offering or (y) issued to an Affiliate of any Borrower that owns any unsold beneficial interests.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan or Borrowing, is determined by reference to ~~Adjusted~~SOFR, Term SOFR, ~~the Adjusted~~ Daily Simple SOFR or the ~~Adjusted~~ Base Rate.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unconsolidated Affiliate” means, without duplication, in respect of any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds, directly or indirectly, a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person of which securities or other ownership interests representing 100% of equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any such determination is made, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “SOFR Borrowing”).

SECTION 1.03Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies Lender that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Lender notifies Borrower that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05Benchmark Notification. Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to SOFR, Daily Simple SOFR, Term SOFR, Adjusted Term SOFR, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, SOFR, Daily Simple SOFR, Term SOFR, Adjusted Term SOFR, or any other Benchmark, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes, so long as Lender performs such actions in accordance with the terms of this Agreement.

SECTION 1.06 Divisions. Any reference in this Agreement or in any other Loan Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to or with a separate Person and any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Credit Party, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE II. THE LOANS

SECTION 2.01Commitment.

(a)
Lender ~~agrees to make~~made a term loan to Borrower in a single advance on the Effective Date in ~~a~~the original principal amount ~~not in excess of~~equal to the MBK Commitment, all subject to the terms and conditions herein set forth to fund a portion of the Acquisition Cost for the MBK Property (the “MBK Loan”). Once repaid, the MBK Loan cannot be reborrowed.

(b)
Lender may elect, in its sole and absolute discretion, to make additional term loans to

 ~~Borrower (each such discretionary loan, an “Additional Loan”) to fund certain to be determined portions of the Acquisition Cost for Additional Properties, it being understood that Lender shall have no obligation to advance any Additional Loans to Borrower. If any Additional Loans are made, once repaid, no Additional Loan may be reborrowed and no Additional Loans shall be funded after the Termination Date.~~

(b) ~~(c)~~ Portland Loan.

~~(i)~~
Lender ~~agrees to make a Loan~~made Loans to Borrower ~~in a single advance~~on or after the Portland Closing Date in multiple advances on and after the Portland Closing Date ~~in a~~but before the Eighth Amendment Date in an aggregate original principal amount ~~not in excess of~~equal to the Portland ~~Initial~~ Commitment, all subject to the terms and conditions herein set forth to fund a portion of the Acquisition Costs and expansion costs for the Portland Property (collectively, the “Portland ~~Initial~~ Loan”).

~~(ii)~~
Lender agrees to make a Loan to Borrower in a series of monthly advances after ~~the Portland Closing Date prior to the Portland Initial Maturity Date in an aggregate principal amount not in excess of the Portland Delayed Draw Commitment, all subject to the terms and conditions herein set forth to fund the costs of construction of an expansion of the Portland Property by approximately 23 units (collectively, the “Portland Delayed Draw Loan”, and~~

~~together with the Portland Initial Loan, the “Portland Loan”).(iii)~~ Once repaid, the Portland Loan cannot be reborrowed.

SECTION 2.02Loans and Borrowings.

(a)
Subject to Section 2.11, each Loan ~~shall~~was initially ~~be~~ comprised solely of ~~ABR~~Base Rate Borrowings, Daily Simple SOFR Borrowings ~~bearing interest based upon Adjusted~~or Term SOFR ~~or SOFR~~ Borrowings ~~bearing interest at Adjusted Daily Simple SOFR~~with the same Interest Period, as Borrower ~~may request~~requested in accordance with this Agreement in the applicable Borrowing Request. Lender, at its option, may make any SOFR Borrowing by causing any domestic or foreign branch or Affiliate of Lender to make such Borrowing; provided that any exercise of such option shall not affect the obligation of Borrower to repay such SOFR Borrowing in accordance with the terms of this Agreement.

(b)
Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of four (4) SOFR Borrowings outstanding.

(c)
At the commencement of each Interest Period for any Term SOFR Borrowing~~, such Borrowing bearing interest based upon Adjusted Term SOFR~~ and at the time each Daily Simple SOFR Borrowing ~~bearing interest based upon Adjusted Daily Simple SOFR~~ is converted or continued, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than

$1,000,000. At the time that each ~~ABR~~Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000.

(d)
Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Term SOFR Borrowing if the Interest Period requested with respect thereto would end after the earlier of the applicable Maturity Date or the Termination Date.

SECTION 2.03~~Requests for Additional Loans.~~[Reserved].

(a) To request an Additional Loan, Borrower shall notify Lender of such request in writing  ~~at least thirty (30) days prior to the making of such proposed Additional Loan. Borrower shall provide Lender with such documents and due diligence information as Lender shall request in its sole discretion (including, without limitation, as required pursuant to Sections 4.02 and 6.01) with respect to the proposed Additional Property which will be acquired with the proceeds of the requested Additional  Loan. Lender shall have no obligation to fund any Additional Loans, and any decision by Lender to provide any Additional Loans to Borrower shall be made in Lender’s sole and absolute discretion and shall be subject to such terms and conditions as Lender shall require in its sole and absolute discretion.~~

SECTION 2.04Funding of Loans. Lender ~~will make~~made the Loans available to Borrower by crediting the proceeds thereof to an account of Borrower maintained with Lender in Boston, Massachusetts, or wire transferred to such other account or in such manner as ~~may be~~ designated by Borrower in the Borrowing Request.

SECTION 2.05Interest Elections.

(a)
Each Borrowing initially ~~shall be~~was of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing ~~bearing interest based upon Adjusted Term SOFR, shall have~~, had an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. Borrower may elect different options with respect to different portions of the affected Loan and the Borrowings comprising such Loan, and each such portion shall be considered a separate Borrowing.

(b)
To make an election pursuant to this Section 2.05, Borrower shall notify Lender of such election by telephone by ~~the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Borrowing of the Type resulting from such election to be made on~~prior to 12:00 noon at least three (3) Business Days prior to the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to Lender of a written Interest Election Request in the form of a Borrowing Request (with proper election made for an interest rate election only) and signed by Borrower.

(c)
Each telephonic and written Interest Election Request shall specify the following information:

(i)
the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)
whether the resulting Borrowing is to be ~~an ABR~~ a Base Rate Borrowing, a Term SOFR Borrowing or a Daily Simple SOFR Borrowing; and

(iv)
~~if~~in the ~~resulting Borrowing is~~case of a Term SOFR Borrowing, ~~whether such Borrowing will bear interest based upon Adjusted Term SOFR (and~~ the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”~~) or Adjusted Daily Simple SOFR~~.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an ~~interest rate based upon Adjusted Daily Simple SOFR~~Interest Period of one (1) month duration.

(d)
If Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing ~~bearing interest based upon Adjusted Term SOFR~~ prior to the end of the Interest Period applicable thereto, then, unless such Term SOFR Borrowing is repaid as provided herein, at the end of such Interest Period such Term SOFR Borrowing shall be converted to ~~an ABR~~a Term SOFR Borrowing with an Interest Period of one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and Lender so notifies Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing ~~bearing interest based upon Adjusted Term SOFR~~ and (ii) unless repaid, each SOFR

Borrowing ~~bearing interest based upon Adjusted Term SOFR~~ shall be converted to ~~an ABR~~a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06Termination of Commitment. The MBK Commitment ~~shall terminate~~terminated upon the funding of the MBK Loan on the Effective Date and ~~any~~the Portland Commitment ~~with respect to an Additional Loan shall terminate~~terminated upon the funding of ~~such Additional~~the final Portland Loan.

SECTION 2.07Repayment of Loans; Evidence of Debt.

(a)
Repayment of Loans.

(i)
~~MBK Loan; Extension Option.~~

(i)
~~(A)~~ At Maturity. Subject to the terms of Sections 2.08(d) ~~and~~, (e)~~, Borrower hereby unconditionally promises to pay to Lender the then unpaid principal of and all accrued and unpaid interest on the MBK Loan on the MBK Maturity Date.~~

(ii)
Additional Loans. In the event Lender elects in its sole discretion to make an ~~Additional Loan, pay to Lender the unpaid principal of and all accrued and unpaid interest on each such Additional Loan on the applicable Additional Loan Maturity Date and (iv) in the event Lender elects in its sole discretion to make an Additional Loan, reduce the principal amount of each such Additional Loan in accordance with the applicable Additional Loan Amortization Schedule.~~

(iii)
~~Termination Date. Notwithstanding anything set forth in this Agreement to the contrary, all Obligations shall be due and payable in full on the Termination Date, even if the Maturity Date for a particular Loan is later than the Termination Date.~~

(iv)
~~Portland Loan; Extension Option.~~

~~(A) Subject to the terms of Sections 2.08(d)~~ and (~~e~~f), Borrower hereby unconditionally promises to pay to Lender the then unpaid principal of and all accrued and unpaid interest on the ~~Portland Loan~~Loans on the ~~Portland~~ Maturity Date.

(ii) ~~(v)~~  Required Payments. ~~If the aggregate outstanding principal balance of the  Loans is greater than $20,000,000 as of October 31, 2021, the~~The Borrower shall make a principal payment on the Loans in the amount of $50,000 commencing on ~~such date and~~April 1, 2024 and thereafter continuing on the first (1st) day of each calendar month thereafter occurring until ~~such time as the aggregate outstanding principal balance of the Loans equals~~

~~$20,000,000~~paid in full. Principal payments made pursuant to this clause (v) shall be applied first to the MBK Loan until repaid in full and thereafter to the Portland Loan.

(b)
Note. The Loans shall be evidenced by the Note.
(c)
Loan Accounts.

(i)
Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to Lender resulting from each Loan, including the amounts of principal and interest payable and paid to Lender from time to time hereunder.

(ii)
Lender shall maintain accounts in which it shall record (i) the amount of each Borrowing made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to Lender hereunder and (iii) the amount of any sum received by Lender. Borrower shall be entitled to rely on the accounts prepared by Lender, and Lender agrees to provide Borrower with statements of such accounts following Borrower’s written request in the form customarily prepared by Lender.

(iii)
The entries made in the accounts maintained pursuant to Section 2.07(c)(i) or (ii) shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with the terms of this Agreement.

SECTION 2.08Prepayment of Loans.

(a)
Borrower shall have the right at any time and from time to time to permanently prepay, without penalty, any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.08(b), and subject to Section 2.13, if applicable.

(b)
Borrower shall notify Lender by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~Term SOFR Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of ~~an ABR~~a Daily Simple SOFR Borrowing or Base Rate Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided, however, that Borrower may revoke such anticipated prepayment or extend the prepayment date upon Borrower’s written notice to Lender upon the condition that Borrower will reimburse Lender for any out-of-pocket costs and expenses incurred as a result of such revocation or extension. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.
(c)
In connection with the prepayment of any Borrowing prior to the expiration of the Interest Period applicable thereto, Borrower shall also pay any applicable expenses pursuant to Section 2.13.

(d)
In connection with any Capital Event (other than an Equity Issuance Capital Event), Borrower shall (i) at least five (5) Business Days (or upon a Credit Party’s receipt of notice thereof) prior to such Capital Event send to Lender the following: (A) a description of the specific Capital Event and the asset involved, and (B) a calculation of the anticipated Net Proceeds from such Capital Event, and (ii) concurrently with such Capital Event, prepay directly to Lender one hundred percent (100%) of the Net Proceeds of such Capital Event, which amount shall be applied to the outstanding amounts due and owing under the Obligations in accordance with clause (g) below and Section 2.15.
(e)
Not later than two (2) Business Days after any SSSHT Equity Issuance Capital Event, SSSHT shall contribute the SSSHTOP Equity Issuance Net Proceeds of such Equity Issuance Capital Event to SSSHTOP by depositing such proceeds (herein referred to as a “SSSHT Net Proceeds Deposit”) directly into the SSSHTOP Blocked Account (which account shall be subject to a perfected first-priority Lien in favor of Lender). Prior to or simultaneously with the deposit of any such proceeds into the SSSHTOP Blocked Account, Borrower shall deliver written notice (which notice may be by electronic mail) of such deposit to Lender (herein, a “Deposit Notice”); provided, however, that the failure to provide such notice shall not, in and of itself, constitute a Default or Event of Default. Whether or not an Event of Default then exists and subject to (i) the Release Provisions and (ii) the terms of Section 2.08(fg) below, Lender shall, on the on the first Business Day after Lender’s receipt of a Deposit Notice, debit from the SSSHTOP Blocked Account an amount equal to the SSSHT Net Proceeds Deposit (the “SSSHT Required Payment Amount”), which amount shall be applied to the amounts due and owing under the Obligations in accordance with clause (fg) below. In the event that the balance of the SSSHTOP Blocked Account is less than the SSSHT Required Payment Amount therefor on any such debit date, Borrower shall promptly pay Lender the amount of such shortfall. Notwithstanding anything to the contrary contained in this clause (e), if an Event of Default exists and Lender has provided notice to SSSHT as contemplated by the SSSHT Letter (i) SSSHT shall deposit the gross SSSHT Equity Issuance Net Proceeds of any SSSHT Equity Issuance Capital Event into the SSSHTOP Blocked Account within two (2) Business Days after such event, net only, without duplication, of any Approved Shortfall Expenses required for Required REIT Distributions and (ii) any funds held in the SSSHTOP Blocked Account may be withdrawn or debited at such times and in such amounts as determined by Lender in its sole discretion and applied to the Obligations in accordance with clause (fg) below and Section 2.15.

(f)
With respect to any DST Equity Issuance Capital Event, SSSHTOP and TRS shall cause Fayetteville DST Property Owner and/or Fayetteville DST Depositor to distribute the Required DST Distribution Amount of such DST Equity Issuance Capital Event to TRS and from TRS to SSSHTOP within two (2) Business Days of receipt. So long as no Event of Default then exists and subject to the terms of Section 2.08(g) below, on each Friday, SSSHTOP shall remit to Lender all Required DST Distribution Amounts (whether or not actually received) which should have been distributed to TRS and SSSHTOP during the previous calendar week (i.e., if a Friday falls on August 21, Required DST Distribution Amounts from the week ending August 14 shall be paid), which amount shall be applied to the amounts due and owing under the Obligations with respect to the Loan in accordance with clause (g) below.
(g)
~~(f)~~ Amounts to be applied to the prepayment of a Loan or Loans pursuant to any of the preceding subsections of this Section 2.08 or Section 5.14(b) below shall be applied, (x) so long as no Event of Default exists, first, to reduce outstanding ~~ABR~~Base Rate Borrowings with respect to such Loans on a pro rata basis and next, to the extent of any remaining balance, to reduce outstanding SOFR Borrowings with respect to such Loans on a pro rata basis or (y) if an Event of Default exists, in such order or manner as Lender determines in its sole discretion and, so long as no Event of Default exists, as follows:

first to any unpaid fees and expenses of Lender until paid in full;

second to any accrued and unpaid interest on the Obligations until paid in full;

third to the outstanding principal on the MBK Loan until paid in full;

fourth to the outstanding principal on the Portland Loan until paid in full; and]\

fifth, as requested in writing by Borrower ~~(including for purposes of funding the expansion of the Portland Property)~~ which request may, so long as no Event of Default has occurred and is continuing, include remitting such remaining funds to Borrower or the applicable Entity.

SECTION 2.09Fees.

(a)
If Borrower shall fail to make any payment hereunder (other than the payment due at maturity) within ten (10) days after the date that such payment is due, Borrower shall pay to Lender on demand late charges (the “Late Charges”) equal to four percent (4%) of the amount of such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The Late Charges are imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. The Late Charges shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

(b)
Borrower (i) agrees to pay to Lender on the Effective Date, a commitment fee equal to ~~one percent (1%) of the MBK Commitment with respect to the MBK Loan and (ii) agrees to pay to Lender such other commitment fees with respect to any Additional Loan as required by the respective Credit Agreement Supplement.~~

(c)
~~[Reserved].~~

(d)
All fees payable hereunder shall be paid on the dates due, in immediately available ~~funds, to Lender. Fees paid shall be deemed earned in full when paid and not refundable under any circumstances.~~

(e)
~~[Reserved].~~

(f)
Borrower agrees to pay to Lender in installments on a quarterly basis an unused fee (the ~~“Portland Unused Fee”), which shall accrue during the period from and including the Portland Closing Date to, but excluding, the date on which the Portland Delayed Draw Commitment terminates equal to 0.35% per annum of the average daily unused amount of the Portland Delayed Draw Commitment. Portland Unused Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day and on the date on which the Portland Delayed Draw Commitment terminates, commencing on the first such date to occur after the Portland Closing Date; provided that any Portland Unused Fees accruing after the date on which the Portland Delayed Draw Commitment terminates shall be payable on demand. All Portland Unused Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual~~

~~number of days elapsed (including the first day but excluding the last day) and shall be based on the then existing Portland Delayed Draw Commitment.~~

(g)
On the Fourth Amendment Date, Borrower shall pay to the Lender an extension fee ~~equal to 0.50% of the outstanding principal balance of the Loans as of the Fourth Amendment Date (the “Fourth Amendment Extension Fee”).~~

(h)
On the Fifth Amendment Date, Borrower shall pay to the Lender (i) a structuring fee ~~equal to 0.25% of the outstanding principal balance of the Loans as of the Fifth Amendment Date (the “Fifth Amendment Structuring Fee”) and (ii) a modification fee equal to 0.25% of the outstanding principal balance of the Loans as of the Fifth Amendment Date (the “Fifth Amendment Modification Fee”).~~

(b)
~~(i)~~ Borrower agrees to pay to Lender in installments on a monthly basis a ticking fee (the

“Ticking Fee”), which shall accrue during the period from and including May ~~[_]~~13, 2021 to, but excluding, the date on which the aggregate outstanding principal amount of the Loans has been reduced to $20,000,000, equal to 0.05% per annum of the average daily amount by which the aggregate principal amount of the Loans exceeds $20,000,000. The Ticking Fee accrued through and including the last day of each month shall be payable on the first (1st) day of each month and on the date on which the aggregate principal amount of the Loans is reduced to $20,000,000. The Ticking Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)
~~(j)~~ On the ~~Sixth~~Eighth Amendment Date, Borrower shall pay to the Lender an extension fee equal to ~~0.375~~0.55% of ~~the outstanding principal balance of the Loans as of the Sixth Amendment Date (the “Sixth Amendment Extension Fee”).~~

(k)
On March 31, 2022, Borrower shall pay to the Lender an additional fee equal to 0.125% ~~of~~ the outstanding principal balance of the Loans as of the ~~[Sixth Amendment Date] if Borrower has not repaid an aggregate amount of at least $15,000,000 of the principal amount of the Loans during the period commencing on the Sixth Amendment Date and ending on March 31, 2022.~~

(l)
On the Seventh Amendment Date, Borrower shall pay to the Lender an extension fee ~~equal to 0.35% of the outstanding principal balance of the Loans as of the Seventh~~Eighth Amendment Date (the “~~Seventh~~Eighth Amendment Extension Fee”).

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Lender. Fees paid shall be deemed earned in full when paid and not refundable under any circumstances.

SECTION 2.10Interest.

(a)
Each ~~ABR~~Base Rate Borrowing shall bear interest at the lesser of (x) the Adjusted Base Rate, or (y) the Maximum Rate.
(b)
Each SOFR Borrowing shall bear interest at the lesser of (x) at Borrower’s option, the Adjusted Term SOFR for the Interest Period in effect for such Borrowing or the Adjusted Daily Simple SOFR in effect for such Borrowing or (y) the Maximum Rate.

(c)
Notwithstanding the foregoing, (A) if any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the lesser of (x) 4% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.10, or (y) the Maximum Rate, or (ii) in the case of any other amount, the lesser of (x) 4% plus the rate applicable to ~~ABR Loans~~Base Rate Borrowings as provided in Section 2.10(a), or (y) the Maximum Rate; and (B) after the occurrence and during the continuance of any Event of Default, at the option of Lender, the Loans shall bear interest at a rate per annum equal to the lesser of (x) 4% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.10, or (y) the Maximum Rate. The rate set forth in this paragraph may be called the “Default Rate”.

(d)
Accrued interest on each Borrowing shall be payable in arrears on each Interest Payment Date for such Borrowing and on the applicable Maturity Date; provided that (i) interest accrued pursuant to Section 2.10(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Borrowing, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e)
All interest hereunder shall be computed on the basis of a year of 360 days and twelve
(12)
30-day months, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Interest shall begin to accrue when Lender advances the Loan, whether such advance is made directly to Borrower or into escrow with any Person. The applicable Adjusted Base Rate, Adjusted Term SOFR, ~~or~~ Adjusted Daily Simple SOFR, Base Rate, SOFR or Term SOFR shall be determined by Lender, and such determination shall be conclusive absent manifest error.

SECTION 2.11~~LIBOR~~SOFR Rate Lending Unlawful; Inability to Determine Rate.

(a)
If Lender shall determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower absent manifest error) that, after the date of this Agreement, (A) the introduction of or any change in or in the interpretation of any law makes it unlawful or (B) any governmental authority with jurisdiction over Lender or any of its assets asserts that it is unlawful for Lender to make or continue a Borrowing or Loan as, or to convert (if permitted pursuant to this Agreement) the Borrowing or Loan into a SOFR Loan, the obligations of Lender to make, continue or convert into any such SOFR Loan shall, upon such determination, be suspended until Lender shall determine that the circumstances causing such suspension no longer exist, and all outstanding SOFR Loans shall automatically convert into ~~ABR~~Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

(b)
If Lender shall determine that for any reason adequate and reasonable means do not exist for determining SOFR for any requested Interest Period with respect to a proposed SOFR Loan, or that SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to Lender of funding such SOFR Loan, Lender will promptly so notify Borrower. Thereafter, the obligation of Lender to make or maintain SOFR Loans shall be suspended until Lender revokes such notice. Upon delivery of such notice, Lender may, prior to the effectiveness of any requested borrowing, conversion or continuation, revoke any pending request for a borrowing of, conversion to or continuation of such SOFR Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of ~~an ABR~~a Base Rate Loan in the amount specified therein.

(c)
Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document (provided that no Hedging Agreement shall be deemed to be a Loan Document for purposes of this clause (c) or any defined terms used herein):
(i)
Benchmark Replacement. Upon the occurrence of a Benchmark Transition Event, Lender and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Lender has provided notice thereof to Borrower. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.11(c) will occur prior to the applicable Benchmark Transition Start Date.
(ii)
Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement (whether in connection with the replacement of SOFR of any future Benchmark), Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)
Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the commencement or conclusion of any Benchmark Unavailability Period and (E) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below. Any determination, decision or election that may be made by Lender pursuant to this Section 2.11(c), including any determination with respect to a tenor, rate or adjustment or implementation of any Benchmark Replacement, the timing of implementation of any Benchmark Replacement, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Note or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11(c) and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

(iv)
Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark

(including a Benchmark Replacement), then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)
Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for a Loan utilizing the then-current Benchmark (including, if the then-current Benchmark is SOFR ~~or~~, Term SOFR or Daily Simple SOFR) of, conversion to or continuation of Loans utilizing the then-current Benchmark (including, if the then-current Benchmark is SOFR ~~or~~, Term SOFR or Daily Simple SOFR) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Base Rate Loans. Any outstanding affected Loans bearing interest at the then-current Benchmark shall be converted to Base Rate Loans immediately, or after the Benchmark Transition Start Date for Term SOFR, as of the last day of any applicable Interest Period. During a Benchmark Unavailability Period (including, without limitation, with respect to SOFR) or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark, SOFR or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

SECTION 2.12Increased Costs.

(a)
If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender;

(ii)
subject any Lender or recipient to any Taxes (other than (a) Indemnified Taxes and (b) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)
impose on Lender or the London interbank market any other condition (other than one relating to Excluded Taxes) affecting this Agreement or SOFR Borrowings made by Lender;

and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any SOFR Borrowing (or of maintaining its obligation to make any such Borrowing) or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to Lender, within fifteen (15) days of any written request by Lender, such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered, which amounts shall be determined by Lender in its sole but reasonable judgment, after good faith and reasonable computation..

(b)
If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Loans, to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to Lender, as the case may be, within fifteen (15) days of any written request by Lender, such additional amount or amounts as will compensate Lender or

Lender’s holding company for any such reduction suffered, which amounts shall be determined by Lender in its sole but reasonable judgment, after good faith and reasonable computation.

(c)
A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in Section 2.12(a) or (b) shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)
Failure or delay on the part of Lender to demand compensation pursuant to this Section
2.12
shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section 2.12 for any increased costs or reductions incurred more than 180 days prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13Break Funding Payments. In the event of (~~a~~i) the payment of any principal of any ~~SOFR Borrowing bearing interest based upon Adjusted~~ Term SOFR Loan other than on the Interest Payment Date therefor or the last day of an Interest Period ~~applicable thereto~~therefor (including as a result of an Event of Default), (~~b~~ii) the conversion of any Term SOFR ~~Borrowing~~Loan other than on the Interest Payment Date therefor or the last day of ~~the~~an Interest Period ~~applicable thereto~~therefor, ~~or~~ (~~c~~iii) the failure to borrow, convert, continue or prepay any ~~Borrowing~~ Term SOFR Loan on the date specified in any notice delivered pursuant hereto, or (~~regardless of whether such notice may be revoked under Section 2.08(b))~~iv) the assignment of any Term SOFR Loan other than on the Interest Payment Date therefor or the last day of an Interest Period therefor, as a result of a request by Borrower, then, in any such event, Borrower shall compensate Lender for ~~its out-~~any ~~of-pocket~~actual loss, cost and expense attributable to such event~~. In the case of a SOFR Borrowing bearing interest based upon Adjusted Term SOFR, such~~, including any loss, cost or expense ~~to Lender shall be deemed to include an amount~~ determined by Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Borrowing had such event not occurred, at Adjusted Term SOFR that would have been applicable to such Borrowing, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Borrowing), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and ~~period~~arising from ~~other banks in~~ the ~~SOFR market~~liquidation or redeployment of funds. A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section ~~2.13~~ shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ~~fifteen~~ten (~~15~~10) days after receipt thereof.

SECTION 2.14Taxes.

(a)
Any and all payments by or on account of any obligation of Borrower hereunder shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If applicable law requires the deduction or withholding of any Tax from any payment, then (i) if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.14) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions or withholdings, and (iii) Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)
In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)
The Credit Parties shall jointly and severally indemnify Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

(d)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e)
Each party’s obligations under this Section 2.14 shall survive any assignment of rights by, or the replacement of, Lender, the termination of the Commitments and the repayment, satisfaction, or discharge of all obligations under any Loan Document.

SECTION 2.15Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)
Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 3:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Lender at its main offices in Cleveland, Ohio, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no February 30th), the payment shall be due on the last Business Day of such calendar month. All payments hereunder shall be made in Dollars.
(b)
If at any time insufficient funds are received by and available to Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, and (ii) second, towards payment of principal then due hereunder.

SECTION 2.16Mitigation Obligations. Lender will notify Borrower of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.12 or 2.13 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for the failure to provide such notice. If Lender requests compensation under Section 2.13, or if Borrower is required to pay any additional amount to any such Person or any Governmental Authority for the account of Lender pursuant to Section

2.12
, then Lender shall use reasonable efforts to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking the Loans hereunder or the assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.13, as the case may be, in the future and (ii) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender. Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by Lender in connection with any such designation or assignment.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

SECTION 3.01Organization; Powers. Each Credit Party and each Entity, as applicable, (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required to the extent that the failure to so qualify, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02Authorization; Enforceability. The Transactions are within the corporate, partnership, trust or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership, trust or limited liability company action. This Agreement and the Loan Documents have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or which shall be completed at the appropriate time for such filings under applicable securities laws, (b) will not violate, to Borrower’s knowledge, any applicable law, regulation or order of any Governmental Authority to the extent that such violation could reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws, trust certificate or other organizational documents of any Credit Party, any Entity or any of their Affiliates, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any Entity to the extent that such violation, default or right to require payment could reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any assets of the Credit Parties or Entities, except pursuant to the Security Documents.

SECTION 3.04Financial Condition; No Material Adverse Change.

(a)
SSSHT has heretofore furnished to Lender financial statements for the fiscal quarter ended ~~September 30~~December 31, ~~2017~~2022 prepared by management of SSSHT. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of SSSHT and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP (or other accounting principles consistently applied and acceptable to Lender), subject to year-end audit adjustments.

(b)
Individual Borrower has heretofore furnished to Lender personal financial statements as of December 31, ~~2017~~2022. Such financial statements present fairly, in all material respects the financial position of Individual Borrower.
(c)
Since ~~September 30~~December 31, ~~2017~~2022, no event has occurred which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05Collateral.

(a)
Each Credit Party has title to, or valid leasehold interests in, all real and personal property necessary to its business.
(b)
Each Credit Party is the lawful owner of its respective Collateral, free and clear of all Liens of any nature whatsoever, except for Permitted Liens.

SECTION 3.06Intellectual Property. To the best of Borrower’s knowledge, each Credit Party owns, or is licensed to use, all patents and other intellectual property the absence of which could reasonably be expected to have a Material Adverse Effect, and the use thereof by such Credit Party does not materially infringe upon the rights of any other Person. To the best of Borrower’s knowledge, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party, is pending or threatened, the outcome of which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07Litigation and Environmental Matters.

(a)
There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the best of Borrower’s knowledge, threatened against or affecting any Credit Party or any Entity (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents or the Transactions.
(b)
Except as disclosed to Lender in writing or, with respect to a Funded Property, as set forth in the Environmental Assessment delivered to Lender:

(i)
to the best of Borrower’s knowledge, each Real Property is free from contamination by any Hazardous Material, except to the extent such contamination could not reasonably be expected to result in a Material Adverse Effect;

(ii)
to the best of Borrower’s knowledge, the operations of the Credit Parties, the Entities and their Subsidiaries, and the operations at each Real Property are in compliance with all applicable Environmental Laws, except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect;

(iii)
none of the Credit Parties, Entities or their Subsidiaries have known liabilities with respect to Hazardous Materials at any Real Property and, to the best of Borrower’s knowledge, no facts or circumstances exist which could reasonably be expected to give rise to liabilities with respect to Hazardous Materials, in either case, except to the extent such liabilities could not reasonably be expected to result in a Material Adverse Effect;

(iv)
to the best of Borrower’s knowledge, (A) the Credit Parties, the Entities, their Subsidiaries and each Real Property have all Environmental Permits (if any) necessary for the operations at such Real Property and are in compliance with such Environmental Permits; (B) there are no legal proceedings pending nor threatened to revoke, or alleging the violation of, such Environmental Permits; and (C) none of the Credit Parties, the Entities or their Subsidiaries have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any Real Property, in each case, except to the extent the loss of such Environmental Permit could not reasonably be expected to result in a Material Adverse Effect;

(v)
No Real Property currently leased or owned by any Credit Party, Entity or their Subsidiaries, nor, to the best of Borrower’s knowledge, (x) any predecessor of any Credit Party, Entity or their Subsidiaries, any of a Credit Party’s, Entity’s or their Subsidiary’s Real Property owned or leased in the past, nor (2) any owner of any Real Property leased or operated by any Credit Party, Entity or its Subsidiaries, are subject to any outstanding written order or contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation of which a Credit Party or Entity has been given notice respecting (A) Environmental Laws, (B) Remedial Action, (C) any Environmental Claim; or (D) the Release or threatened Release of any Hazardous Material, in each case, except to the extent such written order, contract or investigation could not reasonably be expected to result in a Material Adverse Effect;

(vi)
none of the Credit Parties, Entities or their Subsidiaries are subject to any pending legal proceeding alleging the violation of any Environmental Law nor, to the best of Borrower’s knowledge, are any such proceedings threatened, in either case, except to the extent any such proceedings could not reasonably be expected to result in a Material Adverse Effect;

(vii)
none of the Credit Parties or their Subsidiaries or, to the best of Borrower’s knowledge, (x) any predecessor of any Credit Party or their Subsidiaries, (y) any of the Credit Party’s, Entity’s or their Subsidiaries’ Real Property owned or leased in the past, nor (z) any owner of any Real Property leased by any Credit Party, Entity or their Subsidiary, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment, in each case, except to the extent such Release of Hazardous Material could not reasonably be expected to result in a Material Adverse Effect; and

(viii)
to the best of Borrower’s knowledge, there is not now, nor has there been in the past (except, in all cases, to the extent the existence thereof could not reasonably be expected to result in a Material Adverse Effect), on, in or under any Real Property leased or owned by any Credit Party, Entity or any of their Subsidiaries (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or (D) any radioactive substances other than naturally occurring radioactive material.

SECTION 3.08Compliance with Laws and Agreements. Each of the Credit Parties and Entities are in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or to its knowledge, its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09Investment and Holding Company Status. None of the Credit Parties, their Subsidiaries or Entities are (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.10Taxes. Each Credit Party and the Entities have timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid (or caused to be paid), or made provision for the payment of, all Taxes that are due and payable other than Taxes that are being contested in good faith by appropriate proceedings and for which such Person has established on its books adequate reserves in conformity with GAAP or another accounting method reasonably acceptable to Lender. The provision for Taxes on the books of each Credit Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Credit Party has received written notice of any deficiency or additional assessment in connection therewith not provided for on its books.

SECTION 3.11ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. None of the Credit Parties have any Plans as of the date hereof. As to any future Plan the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of all such underfunded Plans.

SECTION 3.12Disclosure. None of the reports, financial statements, certificates or other information prepared by a Credit Party, an Affiliate of a Credit Party or any employee or officer thereof and furnished by or on behalf of Borrower to Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) (the “Affiliate Prepared Information”) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and provided further that none of the Credit Parties shall be responsible for the accuracy of any statements or information contained in any deliverable that is not Affiliate Prepared Information (the “Third Party Information”) except that the Credit Parties represent and warrant that, to their actual knowledge, the Third Party Information does not contain any material errors, omissions or misstatements of fact. No Default or Event of Default has occurred and is continuing.

SECTION 3.13Insurance. Borrower has provided to Lender an insurance schedule which accurately sets forth, in all material respects, as of the Effective Date all insurance policies and programs currently in effect with respect to the MBK Property, and specifying for each such policy and program,

(i)
the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof and (v) the expiration date thereof, with Lender being named as additional insured and loss payee, as applicable. Such insurance policies and programs (or such other similar policies as are permitted pursuant to Section 5.06) are currently in full force and effect.

SECTION 3.14Margin Regulations. The Credit Parties, Entities and their Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock.

SECTION 3.15Business. SSSHTOP is engaged in the business of directly or indirectly acquiring, owning, leasing and managing commercial properties, including student and senior housing projects, and/or directly or indirectly acquiring Equity Interests in Persons engaged in the foregoing together with other business activities related thereto.

SECTION 3.16Credit Party and Entity Information. The following information for each Credit Party and Entity as of the Effective Date is set forth on Schedule 3.16: (i) the state of formation,

(ii)
foreign qualifications, (iii) type of entity, (iv) organizational identification number (if applicable); (v) taxpayer identification number and (vi) a description of the Equity Interests therein.

SECTION 3.17Additional Representations and Warranties Regarding the Entities and Funded Properties.

(a)
Ownership Structure. As of the Effective Date, Schedule 3.17(a) is a complete and correct organizational chart for the ~~MBK~~ Entities, which includes (i) each ~~MBK~~ Property Owner and ~~MBK~~ Property OpCo and (ii) information regarding each Credit Party which directly or indirectly holds any Equity Interests in ~~the MBK~~a Property Owner and the nature and percentage of such Equity Interests. There are no Intermediate Entities with respect to ~~the MBK~~a Property Owner or ~~MBK~~ Property OpCo.

(b)
Equity Interests. (i) Except as set forth in the Property Loan Documents delivered to Lender on or before the Effective Date ~~(or, in the case of an Additional Property, on or before the date of funding of the applicable Additional Loan)~~, (A) SSSHT owns, free and clear of all Liens (except for Liens in favor of the Lender) all outstanding Equity Interests in SSSHTOP (other than preferred limited partnership interests in SSSHTOP issued or to be issued to SAM and up to $200,000 of limited partnership interests issued or to be issued to SSSHT Advisor) and (B) SSSHTOP owns, free and clear of all Liens (except for Liens in favor of the Lender) all outstanding Equity Interests in Student Holdco and Senior Holdco and indirectly in each Entity, (ii) all of the issued and outstanding capital stock of each Entity organized as a corporation (if any) is validly issued, fully paid and nonassessable and (iii) other than (A) restrictions on transfers as set forth in the SSSHT Bylaws, the Private Placement Memorandum and the Property Loan Documents delivered to Lender prior to the Effective Date ~~(or, in the case of an Additional Property, on or before the date of funding of the applicable Additional Loan)~~, (B) as set forth in the organizational documents of any Entity or (C) as imposed by applicable securities laws, there are no (1) outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale (by SSSHTOP, SSSHT or any Credit Party), registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any Entity or (2) restrictions, limitations or prohibitions with respect to the pledge of cash flows with respect to such Equity Interests as Collateral hereunder.

(c)
Property Loan Documents.

(i)
Each Entity has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Property Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated thereby.
(ii)
The Property Loan Documents to which any Entity is a party have been duly executed and delivered by such Entity, and each is a legal, valid and binding obligation of such Entity enforceable against such Entity in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained therein and as may be limited by equitable principles generally.

(iii)
The execution and delivery of the Property Loan Documents by the applicable Entity, and the consummation and repayment of the Property Level Debt and other transactions evidenced and secured by the Property Loan Documents do not and will not constitute a violation of (A) to Borrower’s knowledge, any law, order, or regulation, or (B) any contract, agreement, organizational document or trust agreement to which such Entity is a party or by which such Entity or the subject Funded Property may be bound to the extent that such violation could reasonably be expected to materially impair the ability of such Entity to pay and perform its obligations under the Property Loan Documents.

(iv)
Borrower has not received notice that any default or event of default has occurred under (and as defined in) any of the Property Loan Documents or any event has occurred which, with the giving of notice or passage of time (or both) would constitute a default or an event of default under any of the Property Loan Documents. Borrower is not aware of any such monetary default or event of default or any other material default or event of default thereunder.

(v)
Borrower has delivered to Lender true and complete copies of all of the Property Loan Documents with respect to currently existing Property Level Debt. All conditions precedent to the closing and initial advance of proceeds from any Property Loan in existence as of the date hereof have been or are concurrently herewith being satisfied or waived. Subject to the Excluded Rights, neither the making of the Loans by Lender, the execution and delivery of the Loan Documents by the parties thereto, nor the payments required hereunder, violate or cause a breach of the existing Property Loan Documents.

(d)
No Liens have been granted on the DST Equity Issuance Proceeds, the Required DST Distribution Amount, the Fayetteville Agency Refinancing Net Proceeds or Fayetteville JPM Refinancing Net Proceeds, other than Liens in favor of Lender.

~~(e)~~
~~(d)~~ Insurance. The Entities have in full force and effect insurance policies that are in Borrower’s reasonable judgment, reasonably prudent and customary for the types of properties in question, and no notices of default which remain uncured have been received under the Property Loan Documents with respect to insurance coverage.

~~(f)~~
~~(e)~~ SPE. No Entity owns or leases any property other than as permitted by Section 7.12.

~~(g)~~
~~(f)~~ Property Management Agreement. To Borrower’s knowledge, each Management Agreement is in full force and effect and valid and enforceable against the applicable Property Owner or MSL (or another applicable property manager), and there is no default, breach or violation existing under any Management Agreement by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party under such Management Agreement.

SECTION 3.18No Broker or Finder. Neither Borrower, nor anyone on behalf of Borrower, has dealt with any broker, finder or other Person who or which may be entitled to a broker’s or finder’s fee, or other compensation, payable by Lender in connection with the Transactions. Lender acknowledges that it has not dealt with any broker, finder or other person or entity who or which may be entitled to a broker’s or finder’s fee, or other compensation, payable by Lender in connection with the transactions contemplated by this Agreement.

SECTION 3.19Solvency. As of both the date hereof and as a result of the making of each Loan contemplated hereby, Borrower (a) is not insolvent and will not be rendered insolvent; (b) will not be left with unreasonably small capital for the operation of its business; (c) does not believe it will incur debts beyond its ability to pay such debts as they become due; and (d) is not and will not be rendered insolvent under any applicable state laws.

SECTION 3.20Other Indebtedness. None of the Credit Parties has any Indebtedness other than Indebtedness arising under the Loan Documents or permitted by Section 7.08.

SECTION 3.21Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the date of this Agreement and at and as of each date on which such representations and warranties are deemed remade, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents or that have been disclosed to, and waived in writing by, Lender. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of each Loan. For the avoidance of doubt, all representations and warranties set forth herein shall ~~(i) only apply to any Additional Entities and/or Additional Properties on and after such time the corresponding Additional Loan is made and (ii)~~ be subject to the Release Provisions.

~~ARTICLE IV. CONDITIONS~~

~~SECTION 4.01Effective Date. The obligations of Lender to make the MBK Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), provided, however, that the conditions set forth in clauses (a) through (e) below shall be deemed satisfied or waived upon the funding of the MBK Loan by Lender:~~

(a)
Lender (or its counsel) shall have received from each Credit Party a counterpart of this ~~Agreement and all other Loan Documents to which it is party signed on behalf of such party, together with copies of all Loan Documents.~~

(b)
Lender shall have received a favorable written opinion (addressed to Lender and dated ~~the Effective Date) of counsel for the Credit Parties, as Lender may approve, covering such matters~~

~~relating to the Credit Parties, the MBK Entities, the Loan Documents or the Transactions as Lender shall reasonably request. Borrower hereby requests such counsel to deliver such opinion.~~

(c)
Lender shall have received such documents and certificates as Lender or its counsel may ~~reasonably request relating to the organization, existence and good standing of the Credit Parties, the MBK Entities, the authorization of the Transactions with respect to the MBK Loan and any other legal matters relating to the Credit Parties, the MBK Entities, this Agreement (including each Credit Party’s compliance with Section 9.14 and other customary “know your customer” requirements) or the Transactions with respect to the MBK Loan, all in form and substance satisfactory to Lender and its~~ counsel.

(d)
Lender shall have received a Borrower Compliance Certificate and Individual Borrower ~~Compliance Certificate, each dated the date of this Agreement and signed by a Financial Officer of Borrower or Individual Borrower, respectively, in form and substance satisfactory to Lender.~~

(e)
Lender shall have received all fees and other amounts due and payable on or prior to the ~~Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.~~

(f)
Subject to Excluded Rights, the Security Documents shall, upon filing of the related  ~~UCC Financing Statements, create or have created and continue to create a valid and perfected first-priority security interest in the Collateral, to the extent that a security interest in such Collateral can be perfected by the filing of a UCC Financing Statement. The Collateral shall not be subject to any Liens other than Permitted Liens.~~

(g)
At the time of and immediately after giving effect to the MBK Loan (or Borrowing, if ~~applicable), no Default or Event of Default shall have occurred and be continuing.~~

(h)
No Material Adverse Effect shall have occurred since September 30, 2017.

(i)
All requirements with respect to the MBK Property, MBK Entities and Property Level ~~Debt set forth in Article VI shall have been satisfied.~~

(j)
All obligations under the Original Credit Agreement shall have been repaid in full.

~~Each Borrowing shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in this Section 4.01.~~

SECTION 4.02Additional Loans. Any decision by the Lender to make any Additional Loan ~~shall be in its sole and absolute discretion and shall be subject to such terms and conditions precedent as the Lender shall require in its sole and absolute discretion, each of which would be set forth in detail in the applicable Additional Loan Documentation and shall include, without limitation, satisfaction of the same conditions set forth in Section 6.01 with respect to the MBK Property and MBK Entities for each applicable Additional Property and Additional Entity.~~

SECTION 4.03Portland Initial Loan. The Lender’s obligation to fund the Portland Initial ~~Loan is subject to satisfaction of the following conditions precedent, as determined by Lender in its reasonable discretion:~~

(a)
Lender (or its counsel) shall have received from each Credit Party either (A) a ~~counterpart of this Agreement and all other Loan Documents to which it is party signed on behalf of such party or (B) written evidence satisfactory to Lender (which may include telecopy transmission of a signed signature page of each such Loan Document) that such party has signed a counterpart of the Loan Documents to which it is a party, together with copies of all Loan Documents.~~
(b)
Lender shall have received a favorable written opinion (addressed to Lender and dated ~~the Effective Date) of counsel for the Credit Parties, as Lender may approve, covering such matters relating to the Credit Parties, the Portland Entities, the Loan Documents or the Transactions as Lender shall reasonably request. Borrower hereby requests such counsel to deliver such opinion.~~
(c)
Lender shall have received such documents and certificates as Lender or its counsel may ~~reasonably request relating to the organization, existence and good standing of the Credit Parties, the Portland Entities, the authorization of the transactions with respect to the Portland Loan and any other legal matters relating to the Credit Parties, the Portland Entities, this Amendment or the transactions with respect to the Portland Loan, all in form and substance satisfactory to Lender and its counsel.~~
(d)
Lender shall have received a Borrowing Request which complies with the requirements ~~of Section 2.03 of the Credit Agreement.~~
(e)
Lender shall have received a Borrower Compliance Certificate and Individual Borrower ~~Compliance Certificate, each dated as of the Portland Closing Date and signed by a Financial Officer of Borrower or Individual Borrower, respectively, in form and substance satisfactory to Lender.~~

(f)
Lender shall have received all fees and other amounts due and payable on or prior to the ~~Portland Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.~~
(g)
Subject to Excluded Rights, the Security Documents shall, upon filing of the related  ~~UCC Financing Statements, create or have created and continue to create a valid and perfected first-priority security interest in the Collateral, to the extent that a security interest in such Collateral can be perfected by the filing of a UCC Financing Statement. The Collateral shall not be subject to any Liens other than Permitted Liens.~~
(h)
At the time of and immediately after giving effect to the Portland Initial Loan, no Default ~~or Event of Default shall have occurred and be continuing.~~
(i)
No Material Adverse Effect shall have occurred since December 31, 2017.

(j)
All requirements with respect to the Portland Property, Portland Entities and Property ~~Level Debt with respect thereto set forth in Article VI shall have been satisfied.~~

(k)
Borrower shall have paid Lender an upfront fee in the amount of $410,000 with respect ~~to the Portland Loan.~~

(l)
The outstanding principal amount of the MBK Loan shall have been reduced to not more ~~than $14,500,000.~~

(m)
All “Obligations” (as defined in the SAM III Credit Agreement) shall have been repaid ~~in full and all “Commitments” (as defined in the SAM III Credit Agreement) shall have been permanently terminated.~~

(n)
The representations and warranties of the Credit Parties and Entities as set forth in the ~~Credit Agreement and each Loan Document shall be true and correct in all material respects as of the Portland Closing Date; provided, however, that any such representation and warranty that relates to the~~

~~Portland Entities, the Portland Property, the Portland Management Agreement or any Property Loan Documents relating thereto shall be true and correct in all respects).~~

SECTION 4.04Portland Delayed Draw Loan. The Lender’s obligation to fund any portion of ~~the Portland Delayed Draw Loan after the Portland Closing Date is subject to satisfaction of the following conditions precedent, as determined by Lender in its reasonable discretion:~~

(a)
Lender shall have received a Borrowing Request which complies with the requirements ~~of Section 2.03 of the Credit Agreement.~~

(b)
Lender shall have received a Borrower Compliance Certificate and Individual Borrower ~~Compliance Certificate, each dated as of such funding date and signed by a Financial Officer of Borrower or Individual Borrower, respectively, in form and substance satisfactory to Lender.~~

(c)
Lender shall have received all fees and other amounts due and payable on or prior to ~~such funding date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.~~

(d)
At the time of and immediately after giving effect to the Portland Loan, no Default or ~~Event of Default shall have occurred and be continuing.~~

(e)
The representations and warranties of the Credit Parties and Entities as set forth in the ~~Credit Agreement and each Loan Document shall be true and correct in all material respects as of such funding date.~~

(f)
Lender shall have received evidence reasonably satisfactory to Lender showing the use ~~of the proceeds of such Portland Delayed Draw Loan.~~

(g)
The aggregate amount of all Portland Delayed Draw Loans funded by Lender shall not ~~exceed the Portland Delayed Draw Commitment as in effect on the date of funding of such Portland Delayed Draw Loan.(h)~~

ARTICLE IV. [RESERVED]

ARTICLE V. AFFIRMATIVE COVENANTS

Until the principal of and interest on the Loans and all fees payable hereunder shall have been paid in full and the Commitment has terminated, Borrower covenants and agrees with Lender that:

SECTION 5.01Financial Statements and Other Information. Borrower will furnish (or cause to be furnished) to Lender:

(a)
within one hundred twenty (120) days after the end of the fiscal year of SSSHT and its consolidated Subsidiaries, internally prepared balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year for SSSHT, together with all notes and supporting schedules thereto, if any, setting forth in each case in comparative form the figures for the previous fiscal year, all as certified by a Financial Officer of SSSHT as presenting fairly in all material respects the financial condition and results of operations of SSSHT in accordance with GAAP consistently applied or other accounting principles consistently applied and acceptable to Lender;

(b)
within sixty (60) days after the end of each fiscal quarter (including the last fiscal quarter of each fiscal year) of SSSHT and its consolidated Subsidiaries, a balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year for SSSHT, together with all notes and supporting schedules thereto, if any, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of each such entity in accordance with GAAP consistently applied or other accounting principles consistently applied and acceptable to Lender, subject to normal year-end audit adjustments and the absence of footnotes;

(c)
within sixty (60) days following the end of each of the first three calendar quarters of each calendar year during the term of this Agreement and within one hundred and twenty (120) days following the fourth calendar quarter of each such calendar year, (i) a covenant compliance certificate substantially in the form of Exhibit A-1 attached hereto (“Borrower Compliance Certificate”) (and such additional backup material in addition to public filings as may be reasonably requested by Lender), prepared by Borrower and certified by a Financial Officer of Borrower to be true, accurate and complete and to fairly represent in all material respects the financial condition of Borrower as of the date thereof and (ii) a covenant compliance certificate substantially in the form of Exhibit A-3 attached hereto (“SSSHT Compliance Certificate”) (and such additional backup material in addition to public filings as may be reasonably requested by Lender), prepared by SSSHT and certified by a Financial Officer of SSSHT to be true, accurate and complete and to fairly represent in all material respects the financial condition of SSSHT as of the date thereof;

(d)
within sixty (60) days following the end of each calendar quarter personal financial statements of the Individual Borrower in form and substance substantially similar to those previously delivered to Lender;
(e)
concurrently with any delivery of financial statements under clause (d) above, a compliance certificate of Individual Borrower (the “Individual Borrower Compliance Certificate”) in the form of Exhibit A-2 attached hereto;

(f)
Within thirty (30) days of the filing thereof, if requested by Lender, complete copies of all federal, state, and any other material Tax returns and supporting schedules of Borrower and Guarantors;

(g)
Bi-Weekly Investor Reports. Borrower shall provide to Lender a bi-weekly report, to be submitted for each two calendar week period on or before each Friday of the succeeding calendar week

(i) identifying each Investor’s amount paid (but not the identity of the Investor); (ii) each such Investor’s and each other Credit Party’s percentage interest in SSSHT, (iii) the amount of SSSHTOP Equity Issuance Net ~~Issuance~~ Proceeds and the amounts allocated to SSSHT Transaction Costs or Approved Shortfall Expenses, in form and substance reasonably satisfactory to Lender and (iv) following commencement of the Fayetteville DST Offering, the amount of DST Equity Issuance Proceeds and the amounts allocated to DST Transaction Costs (such reports, Bi-Weekly Investor Reports”);

(h)
within sixty (60) days following the end of each fiscal quarter of Borrower, an operating statement, rent roll and receivables aging report for each Funded Property and, after the commencement of the Fayetteville DST Sale, the Fayetteville Property; and

(i)
Data Requested. Within a reasonable period of time and from time to time all such other financial data or information as Lender may reasonably request with respect to a Funded Property, the Fayetteville Property the Entities, the Collateral or the Credit Parties; and

(j)
The financial statements of SAM as and when required pursuant to the terms of the SAM Credit Agreement.

(k)
Monthly Compliance Certificates. On or before the date that is fifteen (15) Business Days after the last day of each calendar month, a compliance certificate substantially in the form of Exhibit A-4 attached hereto (“Monthly Compliance Certificate”).

SECTION 5.02Financial Covenants.

(a)
Individual Borrower. Individual Borrower shall at all times have and maintain, on a consolidated basis in accordance with GAAP or other accounting principles consistently applied and reasonably acceptable to Lender, tested as of the close of each fiscal quarter, Liquidity of not less than

$1,000,000 at all times.

(b)
SSSHT. SSSHT shall at all times have and maintain, on a consolidated basis in accordance with GAAP or other accounting principles consistently applied and reasonably acceptable to Lender, tested as of the close of each fiscal quarter (i) ~~commencing on September 30, 2020,~~ Net Worth (SSSHT) of at least ~~the sum of (A) eighty-five percent (85%) of the Fourth Amendment Date Net Worth~~ plus (B) eighty-five percent (85%) of Equity Issuance Net Proceeds received following the Fourth ~~Amendment Date at all times thereafter~~$63,930,762; (ii) a Leverage Ratio of not greater than seventy-five percent (75%), and (iii) a Fixed Charge Coverage Ratio of not less than 0.90 to 1.00. Notwithstanding anything set forth herein or in the Original Credit Agreement to the contrary, (x) SSSHT’s compliance with the financial covenants set forth in this clause (b) are hereby waived for the test period ending on December 31, 2019 and (y) SSSHT’s compliance with the Fixed Charge Coverage ~~Ratio set forth in clause (b)(iii) is hereby waived for the test period ended on September 30, 2020.~~

SECTION 5.03Notices of Material Events. Borrower will furnish to Lender written notice of the following:

(a)
within five (5) Business Days after it has actual knowledge thereof, the occurrence of any Default or Event of Default;
(b)
within five (5) Business Days after Borrower’s knowledge of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (excluding any courts) that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)
within five (5) Business Days (i) after Borrower’s knowledge of the filing or commencement of any litigation or arbitration which is pending against a Credit Party or any Entity and where the amount in controversy exceeds $250,000 and (ii) after a Credit Party has knowledge thereof, threatened in writing against a Credit Party or any Entity in which the amount in controversy exceeds

$2,000,000, and which Borrower reasonably believes is not covered entirely by insurance;

(d)
within five (5) Business Days after Borrower has knowledge of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties or Entities in an aggregate amount exceeding

$1,000,000;

(e)
within five (5) Business Days after receipt thereof, copies of any written default notices that a Credit Party or Entity receives with respect to Property Level Debt; and
(f)
within five (5) Business Days after it has actual knowledge thereof, any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.03 shall be accompanied by a statement of a Financial Officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.04Existence; Conduct of Business. Borrower will, and will cause each of the Credit Parties and Entities to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and to operate the applicable Funded Property; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.02.

SECTION 5.05Payment of Obligations. Subject to any applicable right to contest, Borrower shall and shall cause each other Credit Party and Entity to duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, or to bond over, all Taxes, assessments and other governmental charges payable by it, or with respect to each Funded Property or the Collateral, as well as all claims or obligations for labor, materials, supplies or services (involving an amount in excess of

$500,000 in any instance or $1,500,000 in the aggregate) that could result in a Lien on a Funded Property or the Collateral or for borrowed funds in any amount.

SECTION 5.06Maintenance of Properties; Insurance.

(a)
Borrower (other than Individual Borrower) will (i) keep and maintain all property necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (ii) maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are reasonable and customary, with Lender named as loss payee and a beneficiary of such insurance on substantially similar policies and programs as are acceptable to Lender.

(b)
In addition, Borrower shall at all times cause each Property Owner and/or Property OpCo to maintain in full force and effect any insurance coverages required under the Property Loan Documents.

(c)
All insurance premiums shall be paid in advance, and if requested by Lender, Lender shall be provided with evidence of such prepayment of insurance premiums prior to notice of cancellation.

SECTION 5.07Books and Records; Inspection Rights.

(a)
Borrower will, and will cause each Credit Party and Entity to, keep proper books of record and account that, in all material respects, contain full, true and correct entries of all dealings and transactions in relation to its business and activities.

(b)
Borrower will, and will cause each Credit Party and Entity to, permit any representatives designated by Lender, upon reasonable prior notice and subject to rights of tenants, to visit and inspect each Funded Property and any other Real Property where books and records are kept, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.08Compliance with Laws.

(a)
Borrower will, and will cause each Credit Party and Entity to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)
No Credit Party, nor any Subsidiary, nor, to the knowledge of the Credit Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(c)
The Credit Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

SECTION 5.09Use of Proceeds. The proceeds of the ~~MBK Loan will be contributed to the MBK Property Owner and used for acquisition and acquisition fees payable to unaffiliated third parties, expenses, reserves and other related costs of the MBK Property by the MBK Property Owner and the proceeds of any Additional Loan will be used for acquisition and acquisition fees and expenses of an Additional Property by the applicable Additional Property Owner~~Loans were used in accordance with the Original Credit Agreement. No part of the proceeds of the Loans will be used, whether directly or indirectly, for financing, funding or completing the hostile acquisition of publicly traded Persons or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 5.10Fiscal Year. Borrower shall maintain (and shall cause each Credit Party and Entity to maintain) as its fiscal year the twelve (12) month period ending on December 31 of each year.

SECTION 5.11Environmental Matters.

(a)
Borrower shall comply and shall cause each Credit Party, each Entity and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws (including any Remedial Action required thereby) currently or hereafter in effect, except to the extent noncompliance could not reasonably be expected to result in a Material Adverse Effect.
(b)
If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Law related to any Funded Property based on credible evidence and in good faith, or real property immediately adjoining any such Funded Property, which could reasonably be expected to result in a Material Adverse Effect, then Borrower agrees, upon request from Lender, to provide Lender, at Borrower’s expense, with such reports, certificates, engineering studies or other written material or data as Lender may reasonably require so as to reasonably satisfy Lender that such Real Property is in compliance with all applicable Environmental Laws, except such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.12[Intentionally deleted].

SECTION 5.13Property Management. Borrower shall cause each Property Owner to provide (directly or indirectly through its Management Agreement) professional property management of each Funded Property and, to the extent SSSHT Property Manager is the property manager for a Funded Property as of the date of funding of the corresponding Loan, to maintain SSSHT Property Manager as the property manager for such Funded Property.

SECTION 5.14SSSHT Stock.

(a)
Marketing. Borrower will cause SSSHT to use commercially reasonable efforts to market and sell the SSSHT Stock so as to maximize the SSSHT Equity Issuance Net Proceeds which can reasonably be expected to be obtained from a sale of such SSSHT Stock.

(b)
Monthly Distributions. During the existence of any Event of Default, Borrower shall, to the extent permitted by the applicable organizational documents of the applicable Entities, cause the applicable Property Owner and/or Property OpCo (and any related Intermediate Entities) to distribute all available cash under its organizational documents on a monthly basis to the holders of its Equity Interests in accordance with their percentage of ownership, and thereafter any Entity directly or indirectly holding such Equity Interests shall cause such cash to be distributed to SSSHTOP. All such distributions payable to SSSHTOP during the existence of an Event of Default shall be paid directly to Lender and applied to the Obligations as set forth in clause (c) of the definition of Capital Event. The Property Loan Documents shall not prohibit such monthly distributions in the absence of a default or event of default thereunder.

(c)
Funds Received by SSSHT. Upon the occurrence and during the continuance of an Event of Default, Lender may provide the notice contemplated by the SSSHT Letter to SSSHT, directing

SSSHT to deposit all Equity Issuance Net Proceeds required hereby into the SSSHTOP Blocked Account.

(d)
Sale of SSSHT Stock. No SSSHT Stock shall be sold by any Credit Party or Entity or any of their respective Affiliates, other than SSSHT Stock pursuant to the terms of the Private Placement Memorandum or a Registered Public Offering and this Agreement and subsequent sales by Investors.

SECTION 5.15~~Debt Service Account.~~Fayetteville DST Offering; Fayetteville Distributions.

(a)
~~SSSHTOP shall maintain the Interest Reserve Account at all times subject to the Reserve Account DARCA.~~The applicable Credit Parties shall cause the Fayetteville DST Offering to commence on or before January 15, 2025.
(b)
~~If any Monthly Compliance Certificate reflects a balance in the Reserve Account equal  to or less than the Reserve Account Minimum Balance, Borrower shall, within ten (10) Business Days after the required delivery date for such Monthly Compliance Certificate, deposit funds into the Reserve Account in an amount required to increase the balance of the Reserve Account to six (6) times the Reserve Amount shown on such Monthly Compliance Certificate. Funds held in the Reserve Account may be disbursed solely for application to the Obligations as and when permitted by the Reserve Account Pledge Agreement.~~Following commencement of the Fayetteville DST Offering:

(i)
SSSHTOP and TRS shall cause Fayetteville Depositor to market and use commercially reasonable efforts to sell the Trust Interests so as to maximize the DST Equity Issuance Proceeds which can reasonably be expected to be obtained from a sale of such Trust Interests.

(ii)
SSSHTOP shall cause TRS to, to the extent permitted by the applicable trust agreement and offering documents, cause Fayetteville DST Property Owner, to distribute to Fayetteville DST Depositor and immediately thereafter to TRS (a) all Required DST Distribution Amounts as and when required by Section 2.08(f). Thereafter, SSSHTOP shall cause TRS to distribute all such proceeds to SSSHTOP and SSSHTOP shall apply such proceeds to the Obligations as and when required pursuant to Section 2.08(f).

(c)
SSSHTOP shall cause Fayetteville SPE Property Owner to distribute to SSSHTOP all Fayetteville JPM Refinancing Net Proceeds and Fayetteville Agency Refinancing Net Proceeds simultaneously with the closing of the Fayetteville JPM Refinancing and Fayetteville Agency Refinancing, respectively. Thereafter, SSSHTOP shall apply such proceeds to the Obligations as and when required pursuant to Section 2.08(d).

ARTICLE VI.

ENTITIES; FUNDED PROPERTIES; PROPERTY LEVEL DEBT; SECURITY FOR OBLIGATIONS

~~SECTION 6.01MBK Entities and MBK Property. Prior to the Effective Date, Lender shall be satisfied in its sole discretion that each of the following conditions has been satisfied; provided, however, that the following conditions set forth shall be deemed satisfied upon the funding of the MBK Loan:~~

(a)
Other than with respect to any matters for which reserves are established under the ~~Property Loan Documents to fund the correction thereof, the MBK Property shall be free of any material~~

~~structural defect. To the extent available to the Borrower, Borrower shall deliver to Lender copies of structural engineering, soils and seismic reports (as applicable) with respect to the MBK Property which Borrower or the MBK Entities were required to deliver to the lender under the Property Loan Documents.~~

(b)
Except as reflected in the Phase I Environmental Assessment for the MBK Property, the ~~MBK Property shall, in the Lender’s reasonable judgment, be free of any material environmental defect.~~

(c)
Borrower shall deliver to Lender purchase information as reasonably requested by ~~Lender (including any contracts of sale, closing statements and closing documents).~~

(d)
Borrower shall deliver to Lender copies of any evidence that Borrower or the MBK ~~Entities were required to deliver to lender under the Property Loan Documents that: (A) the MBK Property is a separate tax lot or lots with separate assessment or assessments of the MBK Property and improvements (or that the inclusion of any additional property in the tax lot comprising the MBK Property is immaterial), independent of any other property or improvements, (B) the MBK Property is a separate legally subdivided parcel; and (C) no mechanic’s or materialman’s Lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the MBK Property has been filed for record in the county where the MBK Property is located or in any other public record which by law provides  notice of claims or encumbrances regarding the MBK Property for which adequate provision for payment or bonding arrangements have not been made.~~

(e)
Borrower shall deliver to Lender evidence that the applicable zoning ordinances, ~~restrictive covenants and other Legal Requirements affecting the MBK Property do not prohibit the use for which the MBK Property is intended and have been or will be complied with.~~

(f)
Lender shall have received a copy of the Appraisal of the MBK Property that Borrower ~~or the MBK Entities were required to deliver under the Property Loan Documents.~~

(g)
Borrower shall deliver to Lender the MBK Management Agreement.

(h)
Borrower shall deliver to Lender any applicable Property Loan Documents with respect ~~to the MBK Property, and no uncured default or event of default shall exist under any such Property Loan Documents.~~
(i)
The applicable MBK Entity shall deliver to Lender any other related documents ~~reasonably requested by Lender, including, without limitation, any documents required by Article VII.~~

(j)
Borrower shall deliver to Lender evidence of insurance coverage required for the MBK ~~Property by the Property Loan Documents.~~

(k)
Borrower shall deliver to Lender evidence that an owner’s title insurance policy has been ~~or will be issued to the MBK Property Owner in an amount of no less than the Contract Sales Price of the MBK Property.~~

(l)
Borrower shall deliver to Lender a UCC lien search on Senior Holdco and TRS which ~~confirms that the Equity Interests in the MBK Property Owner and MBK Property OpCo, respectively, have not been previously pledged and are not subject to any Liens except as permitted hereby.~~

(m)
Borrower shall deliver to Lender such other information reasonably requested by Lender.

SECTION 6.01[Reserved].

SECTION 6.02Property Level Debt and Property Loan Documents. To the extent not prohibited by this Agreement, the Entities have entered into, or in the future may enter into certain loan documents and related agreements (collectively, “Property Loan Documents” evidencing or otherwise relating to loans and debt for borrowed money incurred by the Entities in connection with their respective Funded Property (collectively, “Property Level Debt”).

SECTION 6.03Security for the Obligations.

(a)
Security. The Obligations, inclusive of accrued and unpaid interest, and all other charges and amounts payable by, and all other obligations of, Borrower to Lender under this Agreement or the other Loan Documents, whenever incurred, direct or indirect, absolute or contingent, shall at all times (and the Borrower shall (or shall cause each other Credit Party to) take all actions required to cause the Obligations to) be secured by the following:

(i)
Pledge Agreement (SS Management). A first priority Pledge and ~~Secuirty~~Security Agreement (SS Management) dated as of the Effective Date, by and between Encore and Lender (as amended from time to time, the “Pledge Agreement (SS Management)”) with respect to the right to distributions and other rights with respect to the Equity Interests in SS Management to the extent constituting “Collateral” (as such term is defined in the Pledge Agreement (SS Management)) the “Pledged SS Management Distributions”).

(ii)
Equity Interest Pledge Agreement. Subject to the limitations set forth therein,

(A) a first priority Second Amended and Restated Pledge and Security Agreement (Extra Space Storage LP) by and between Noble and Lender dated as of January 17, 2018, as amended by a First Amendment to Second Amended and Restated Pledge and Security Agreement dated as of the Effective Date (as amended from time to time, including pursuant to any amendments, joinders and addenda executed pursuant to clause (b) below, the “Equity Interest Pledge Agreement (Extra Space)”) with respect to the Extra Space Equity Interests held directly or indirectly by Noble to the extent constituting “Collateral” (as such term is defined in the Equity Interest Pledge Agreement (Extra Space)) (together with any additional collateral pledged pursuant to clause (b) below, the “Pledged Equity Interests (Extra Space)”) and (B) a first priority Amended and Restated Pledge and Security Agreement (SmartStop OP, L.P.) by and between SAM and Lender dated as of the ~~Third Amendment Date, as amended by that certain Partial Release and First Amendment to Pledge and Security Agreement dated as of September 23, 2021 and that certain Partial Release and Second Amendment to Pledge and Security Agreement dated as of the Seventh~~Eighth Amendment Date (as amended from time to time, the “Equity Interest Pledge Agreement (SSOP II)”; and collectively with the Equity Interest Pledge Agreement (Extra Space), the “Equity Interest Pledge Agreement”) with respect to the SSOP II Equity Interests held by SAM to the extent constituting “Collateral” (as such term is defined in the Equity Interest Pledge Agreement (SSOP II)) (the “Pledged Equity Interests (SSOP II)”; and collectively with the Pledged Equity Interests (Extra Space), the “Pledged Equity Interests”);

(iii)
Pledge Agreement (SSSST Distributions). A first priority Second Amended and Restated Pledge and Security Agreement (Equity Distributions) dated as of the Effective Date by and between Student Holdco, Senior Holdco, TRS and Lender (as amended from time to time, the “Pledge Agreement (SSSHT Distributions)”) with respect to the right to distributions and other rights with respect to the Equity Interests in MBK Property Owner or MBK Property OpCo (or any other Property Owner or Property OpCo held directly or indirectly by Student Holdco, Senior Holdco or TRS to the extent constituting “Collateral” (as such term is defined in the Pledge Agreement (SSSHT Distributions)) (the “Pledged SSSHT Distributions”);
(iv)
Equity Proceeds Pledge Agreement. A first priority Second Amended and Restated Pledge and Security Agreement (Equity Issuance Proceeds) dated as of the Effective Date by and among SSSHT, SSSHTOP and Lender (as amended from time to time, the “Equity Proceeds Pledge Agreement”) with respect to the proceeds of the issuance of Equity Interests of SSSHT and SSSHTOP to the extent constituting “Collateral” (as such term is defined in the Equity Proceeds Pledge Agreement) (the “Pledged Equity Proceeds”);

(v)
SSSHTOP Blocked Account Agreement. The first priority SSSHTOP Blocked Account Agreements with respect to all rights, title and interest in the SSSTOP Blocked Account and the other Collateral described therein;

(vi)
Pledge Agreement (Fayetteville Distributions). A first priority Pledge and Security Agreement (Fayetteville Distributions) dated as of the Eighth Amendment Date by and between SSSHTOP, TRS and Lender (as amended, from time to time, the “Pledge Agreement (Fayetteville Distribution)” with respect to the right to distributions and other rights to the Required DST Distribution Amount, the Fayetteville JPM Refinancing Net Proceeds and the Fayetteville Agency Refinancing Net Proceeds (the “Pledged Fayetteville Distributions”); and

(vii)
~~(vi)~~ Guaranty. The Guaranty.

(b)
Additional Collateral. Upon any Credit Party’s acquisition, directly or indirectly through one or more Subsidiaries thereof, of any additional property which is, by the express terms of the Loan Documents, required to be included as Collateral (any such acquisition, a “Covered Acquisition”), in order to secure the payment and performance of the Obligations, such party shall grant or cause to be granted to Lender a valid and enforceable first priority Lien in any additional Collateral obtained pursuant to such Covered Acquisition, and such party shall execute and deliver to Lender such documents, certificates and agreements as may be reasonably requested by Lender, consistent with the terms of the Loan Documents, for the purpose of evidencing and perfecting such Lien. If at the end of any calendar quarter either (a) the Total Collateral Ratio is below 1.20 to 1.00 or (b) the EXR Collateral Ratio is below 1.00 to 1.00, Borrower shall pledge (or shall cause any of its Affiliates to pledge) additional Extra Space Equity Interests or other assets acceptable to Lender in their sole discretion as Collateral, such that the Total Collateral Ratio is not less than 1.20 to 1.00 and the EXR Collateral Ratio is not less than 1.00 to 1.00 within ten (10) Business Days of the end of the calendar quarter in which Borrower has determined that the Total Collateral Ratio was below 1.20 to 1.00 or the EXR Collateral Ratio was below 1.00 to 1.00.

SECTION 6.04Entity Consents. Borrower shall deliver an Entity Consent from each issuer of the Pledged Equity Interests.

SECTION 6.05Additional Assurances. Borrower shall (and shall cause any other Credit Party or Entity to) deliver such security agreements, financing statements, assignments, pledges, and other collateral documents, in each case, subject to Excluded Rights (all of which shall be deemed part of the Security Documents for purposes of this Agreement), in form and substance reasonably satisfactory to Lender, as Lender may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of Lender, the Liens in any of the Collateral or other Equity Interests or any other Collateral related thereto.

SECTION 6.06Partial Release. Notwithstanding any other term or provision of this Agreement, the parties agree that upon the payment in full of a Loan, so long as no Event of Default has occurred and is continuing (such conditions, the “Release Provisions”), the corresponding Entities shall be automatically released from the Loan Documents, and such Entities shall no longer be obligated to comply with any of the representations, warranties or covenants applicable to such Entities under the Loan Documents, provided, however, that the release contained in this Section 6.06 shall not apply to the extent any such representations, warranties or covenants apply to Subsidiaries of the Borrower or Credit Parties for as long as any such Entity constitutes a Subsidiary thereof.

ARTICLE VII. NEGATIVE COVENANTS

Until the principal of and interest on the Loans and all fees payable hereunder have been paid in full and the Commitments have been terminated, the Borrower covenants and agrees with Lender that:

SECTION 7.01Liens.

(a)
Equity Interests.

(i)
Except for the Liens described in Section 3.17(b) which exist on the Effective Date, Borrower will not (and will not permit any Credit Party to) create, incur, assume or permit to exist any Lien on (i) any Pledged Equity Interests (including any rights to receive distributions) constituting Collateral; (ii) the Pledged Distributions and (iii) the SSSHTOP Blocked Account, in each case, other than Liens in favor of Lender (including pursuant to the SAM Loan Documents.

(ii)
Except for Liens in favor of Lender (whether in its capacity as “Lender” or depository bank), Borrower will not (and will not permit any Credit Party to) create, incur, assume or permit to exist any Lien with respect to the Reserve Account or any items, cash or funds held therein.

(b)
Collateral; Funded Property. Subject to clause (a) above, Borrower will not (and will not permit any Credit Party to) create, incur, assume or permit to exist any Lien on any Collateral or on any Funded Property, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (collectively, and together with Liens permitted by clauses (c) below, “Permitted Liens”):

(i)
Permitted Encumbrances;

(ii)
Liens for which Lender has given its prior written consent (which consent may be given or not given in Lender’s sole discretion);

(iii)
Liens on a Funded Property pursuant to its respective Property Loan Documents;

and

(iv)
Liens in favor of Lender (including pursuant to the SAM Loan Documents).

SECTION 7.02Fundamental Changes. Without Lender’s prior written consent (which consent may be given or not given in Lender’s sole discretion), Borrower will not itself and will not permit any Credit Party or Entity to:

(a)
merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Person may merge into, or consolidate with, SAM, SSSHTOP, Noble or Encore in a transaction in which SAM, SSSHTOP, Noble or Encore, respectively, is the surviving entity, (B) any Person not a Credit Party may merge into, or consolidate with, any Subsidiary of a Credit Party in a transaction in which the surviving entity is a Subsidiary of a Credit Party, (C) any Subsidiary of a Credit Party which is not itself a Credit Party may sell, transfer, lease or otherwise dispose of its assets to any Borrower or to another Subsidiary of the Credit Parties, (D) any Subsidiary of a Credit Party which is not itself a Credit Party may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not materially disadvantageous to Lender, (E) any Subsidiary of a Credit Party which is itself a Credit Party may merge into (or consolidate with) or liquidate or dissolve into, any other Subsidiary of a Credit Party which is also a Credit Party, (F) any Subsidiary of a Credit Party which is itself a Credit Party may sell, transfer, lease or otherwise dispose of its assets to Borrower (other than Individual Borrower) or to any other Subsidiary of a Credit Party which is also a Credit Party; provided, however, that this clause (a) shall not apply to any Entity; or

(b)
except for Capital Events (so long as any such Capital Event constituting a sale or other disposition of Collateral is made in exchange for cash consideration), sell, convey, transfer, lease or otherwise dispose of any Collateral, all or substantially all of its assets or all or substantially all of the stock of a Credit Party or Entity in one transaction or a series of transactions, in each case whether now owned or hereafter acquired; notwithstanding anything set forth herein to the contrary, this clause (b) shall apply only to SAM and Individual Borrower to the extent such assets or stock constitute Collateral.

SECTION 7.03Investments, Loans, Advances and Acquisitions. Borrower will not (and will not allow any other Credit Party or Entity to) invest or use any Net Proceeds or Equity Issuance Net Proceeds that are required to be paid to Lender.

SECTION 7.04Hedging Agreements. Borrower will not enter into any Hedging Agreement secured by the Collateral, other than Hedging Agreements with KeyBank entered into in the ordinary course of business to hedge or mitigate risks to which Borrower is exposed in the conduct of its business or the management of its liabilities.

SECTION 7.05Restricted Payments. None of the Credit Parties or Entities will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except for Permitted Restricted Payments.

SECTION 7.06Transactions with Affiliates. None of the Credit Parties (other than Individual Borrower to the extent not in violation of the terms of the Guaranty) will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to Borrower than could be obtained on an arm’s-length basis from unrelated third parties (with an independent MAI Appraisal delivered by a qualified third party appraiser being conclusive to establish compliance with this requirement, provided that no such Appraisal shall be required to be delivered), (b) any Restricted Payment permitted by Section 7.05, or (c) as consented to by Lender, such consent not to be unreasonably withheld, conditioned or delayed.

SECTION 7.07Restrictive Agreements. None of the Credit Parties will directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of a Credit Party to create, incur or permit to exist any Lien upon any of the Collateral, or (b) the ability of any Subsidiary of any Credit Party (other than a Subsidiary of Individual Borrower which is not also a Subsidiary of any other Credit Party or whose interests constitute Pledged Equity Interests) to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to such Credit Party or to Guarantee the Obligations of such Credit Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or as otherwise approved by Lender, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of a Credit Party pending such sale, provided such restrictions and conditions apply only to such Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof; and (v) the foregoing shall not apply to restrictions and conditions set forth in the SAM Credit Agreement.

SECTION 7.08Indebtedness. None of the Credit Parties shall, without the Lender’s prior written consent, incur any Indebtedness other than (a) Indebtedness under this Agreement, the Guaranty, the SAM Loan Documents and, with respect to SAM, Indebtedness permitted pursuant to the SAM Credit Agreement; (b) Indebtedness under any Hedging Obligations so long as they are not secured by the Collateral other than Hedging Obligations to KeyBank; (c) Indebtedness in the ordinary course of business provided that such Indebtedness may only be secured by Liens permitted by Section 7.01; (d) non-recourse carve-out guaranties on behalf of its Affiliates, (e) Indebtedness of Individual Borrower (i) pursuant to the Strategic 1031 Properties III Note described in clause (a) of the definition thereof; (ii) pursuant to the Schwartz Ladera Ranch Guaranty, provided, however, that Individual Borrower’s obligations pursuant to the Schwartz Los Patrones Self Storage Guaranty shall be (A) unsecured at all times; (B) limited to a principal amount of $16,000,000 and (C) subject to an agreement pursuant to which the other guarantors signatory to the Schwartz Los Patrones Self Storage Guaranty agree to indemnify Individual Borrower such that Individual Borrower’s liability thereunder does not exceed thirty-eight percent (38%) of any amounts paid pursuant to the Schwartz Los Patrones Self Storage Guaranty, in each case, unless otherwise consented to in writing by Lender and (iii) in connection with his approximately $2,500,000 guaranty provided in favor of SunWest Bank in connection with its loan to Ladera Sports Center and (f) Indebtedness of Noble payable to Lender in connection with that certain

$16,450,000 loan to SmartStop TI, LLC et al. Regularly scheduled payments of interest and principal shall be permitted with respect to the Strategic 1031 Properties III Notes so long as: (x) no Default or Event of Default has occurred and is continuing without the prior written consent of Lender and (y) the financial covenants in Section 5.02 have been satisfied (both before and immediately after such payment).

SECTION 7.09Management of Funded Properties. The Credit Parties shall not allow any Person that is not an Affiliate of a Credit Party to act as the property manager of any Funded Property without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Lender hereby approves the SSSHT Property Manager and MSL as property managers.

SECTION 7.10Property Loan Documents.

(a)
Borrower shall not permit, or permit any Credit Party or Entity to cause, any Property Loan Document to be cross-defaulted with this Agreement or any of the Loan Documents such that the occurrence of an Event of Default would constitute an event of default under (and as such term is defined in) any such Property Loan Document.
(b)
Borrower shall not permit, or permit any Credit Party or Entity to cause, any Property Level Debt to be cross-collateralized with the Obligations.

SECTION 7.11Modifications of Organizational Documents. No Credit Party shall amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document in any material respect without the prior written consent of the Lender, not to be unreasonably withheld.

SECTION 7.12Ownership of Assets.

(a)
SSSHT will not own or lease any property other than Equity Interests in SSSHTOP. SSSHTOP will not own or lease any property other than its Equity Interests in ~~SSSHT~~ TRS, ~~Inc.,~~ Student Holdco ~~or~~, SSSHT Senior Holdco, LLC, Fayetteville SPE Property Owner and Fayetteville DST Depositor and property relating thereto.
(b)
No Property Owner will own or lease any property other than its respective Funded Property and property relating thereto.
(c)
Except as set forth in clauses (a) through (b) above, no Entity will own or lease any property other than Equity Interests in its related Entities and property related thereto.

SECTION 7.13Sanctions; Anti-Corruption Laws.

(a)
No Credit Party shall (or shall permit any Subsidiary to) directly or indirectly, use any Loan or the proceeds of any Loan, or lend, contribute or otherwise make available such Loan or the proceeds of any Loan to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender or otherwise) of Sanctions.
(b)
No Credit Party shall (or shall permit any Subsidiary to) directly or indirectly, use any Loan or the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt

Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII. EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)
Borrower shall fail to pay any principal or interest on any Loan within three (3) Business Days of the date on which the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, provided that no such cure period shall apply with respect to any payments due on the applicable Maturity Date;
(b)
any Credit Party shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Documents to the extent such Credit Party is liable therefor, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days following written notice from Lender;
(c)
any representation or warranty made or deemed made by or on behalf of any Credit Party or Entity in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been materially false or misleading when made or deemed made;

(d)
Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.03, 5.06(a)(ii) and (b), 5.07, 5.10, 5.12 and Article VII;

(e)
any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is party and by which it is bound (other than those specified in other clauses of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from Lender to Borrower and if such default is not curable within 30 days and the Credit Party is diligently pursuing cure of same, the cure period may be extended for 60 days (for a total of 90 days after the original notice from Lender) upon written request from Borrower to Lender;

(f)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or Entity or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or Funded Property or the Fayetteville Property or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(g)
any Credit Party or Entity shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h)
any Credit Party or Entity shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(i)
one or more uninsured judgments for the payment of money in an aggregate amount in excess of $1,500,000 shall be rendered against any Credit Party or Entity or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;
(j)
an ERISA Event shall have occurred that, in the opinion of Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties in an aggregate amount exceeding $10,000,000;
(k)
the Guaranty of the Obligations by any Guarantor shall for any reason terminate or cease to be in full force and effect;

(l)
any Credit Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document;

(m)
other than as a result of the Release Provisions, (i) any provision of any Loan Document with respect to the Collateral shall for any reason ceases to be valid and binding on, enforceable against, any Credit Party resulting in a Material Adverse Effect, or (ii) any lien created under any Loan Document ceases to be a valid and perfected first priority lien in any of the Collateral purported to be covered thereby;

(n)
a Change in Control shall occur;

(o)
(i) any Credit Party defaults under any recourse Indebtedness beyond any applicable notice, grace or cure periods, provided, however, that, for purposes of this clause (o), recourse Indebtedness shall not include obligations under non-recourse carve-out guaranties until such time as the guarantor thereunder is called upon to make any payments under such guaranties, at which time, such non-recourse carve-out guaranties shall be included in recourse Indebtedness to the extent of such payment and to the extent such payment has not been paid within 60 days after notice therefor or (ii) any Entity defaults on the Property Level Debt beyond any applicable notice, grace or cure periods;

then, and in every such event (other than an event described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, Lender may, by notice to Borrower, take some or all of the following actions, at the same or different times: (i) declare one or more of the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower, and (ii) exercise any other rights or remedies provided under this Agreement or any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause (g) or (h) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

ARTICLE IX. MISCELLANEOUS

SECTION 9.01Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by ~~telecopy~~electronic mail, as follows:

(a)
if to Borrower, to c/o SmartStop Asset Management, LLC 10 Terrace Road, Ladera Ranch, California 92694, Attention: H. Michael Schwartz (~~Telecopy No. (949) 429-6606~~email: hms@sam.com); copy to: ~~Seyfarth Shaw LLP, 233 South Wacker Drive~~Nelson Mullins Riley & Scarborough LLP, Atlantic Station, 201 17th Street NW, Suite ~~8000~~1700, ~~Chicago, Illinois 60606~~Atlanta, Georgia 30363, Attention: ~~Steve Meier~~Michael K. Rafter, Esq. (~~Telecopy No. (312) 460-7548~~email: mike.rafter@nelsonmullins.com); and

(b)
if to Lender, to KeyBank, National Association, 225 Franklin Street, 16th Floor, Boston, Massachusetts, 02110, Attention: Christopher T. Neil, Institutional Real Estate (~~Telecopy No. (617) 385-6293~~E-mail: Christopher_t_neil@keybank.com); copy to: Locke Lord LLP, 111 South Wacker Drive, Chicago, Illinois 60606, Attention: Juliane M. Dziobak, Esq. (~~Telecopy No. (888) 325-9023~~E-mail: Julie.dziobak@lockelord.com).

Any party hereto may change its address or ~~telecopy number~~email for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) if given by ~~telecopy~~email, when such ~~telecopy~~email is transmitted to the ~~telecopy number~~email address specified in this Section 9.01 ~~and the appropriate confirmation is received~~ (or if such day is not a Business Day, on the next Business Day); (ii) if given by mail (return receipt requested), on the earlier of receipt or three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section 9.01; provided that notices to Lender under Article II shall not be effective until received.

SECTION 9.02Waivers; Amendments.

(a)
No failure or delay by Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. Without limiting the generality of the foregoing, the making of any Loan shall not be construed as a waiver of any Default, regardless of whether Lender may have had notice or knowledge of such Default at the time.

(b)
Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and Lender.

SECTION 9.03Expenses; Indemnity; Damage Waiver.

(a)
Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for Lender, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents, and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by Lender, including the reasonable fees, charges and disbursements of any counsel for Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.03, or in connection with any Loan made hereunder, including all such out-of-pocket expenses incurred during any waivers, workout, restructuring or negotiations in respect of any Loan. All such payments shall be made within ten (10) days after Lender’s written request therefor.

(b)
Borrower shall indemnify Lender, and each Related Party of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the Loans or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party, any Entity or any of their Subsidiaries, or any Environmental Liability related in any way to any Credit Party, any Entity or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a court of law in a final non-appealable judgment.

(c)
Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding Borrower’s election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to Borrower (in which case Borrower shall not have the right to assume the defense of such action on behalf of such Indemnitee); (iii) Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) Borrower shall authorize in writing such Indemnitee to employ separate counsel at Borrower’s expense. Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without Borrower’s consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

Notwithstanding the foregoing, in the event an Indemnitee releases Borrower from their indemnification obligations hereunder, such Indemnitee may assume the defense of any such action with respect to itself.

(d)
To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Loans or the use of the proceeds thereof.

(e)
All amounts due under this Section 9.03 shall be payable not later than fifteen (15) days after written demand therefor, which demand shall be accompanied by reasonable documentation with respect to the amounts claimed.

SECTION 9.04Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 9.05Survival. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loans, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loans or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of any Loan or the termination of this Agreement or any provision hereof.

SECTION 9.06Counterparts; Integration.

(a)
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)
This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c)
Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08Right of Setoff. If an Event of Default shall have occurred and be continuing, Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits of Borrower (general or special, time or demand, provisional or final, but excluding any funds held by Borrower on behalf of tenants or other third parties) at any time held and other obligations at any time owing by Lender or such Affiliate to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such setoff and application made by Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

SECTION 9.09Governing Law; Jurisdiction; Consent to Service of Process.

(a)
This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

(b)
Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.

Notwithstanding the foregoing choice of law:

(i)
matters relating to the creation, perfection, priority and enforcement of the liens on and security interests in assets situated in another jurisdiction(s), including by way of illustration, but not in limitation, actions for foreclosure, for injunctive relief, or for the appointment of a receiver, shall be governed by the laws of such state;

(ii)
Lender shall comply with applicable law in such state to the extent required by the law of such jurisdiction(s) in connection with the foreclosure of the security interests and liens created under the Security Documents; and

(iii)
provisions of Federal law and the law of such other jurisdiction(s) shall apply in defining the terms Hazardous Materials, Environmental Laws and Legal Requirements applicable to a Real Property as such terms are used in this Agreement and the other Loan Documents.

(c)
Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) with the consent of Borrower or (g) to the extent such Information

(i)
becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to Lender on a nonconfidential basis from a source other than Borrower. For the purposes of this Section 9.12, “Information” means all information received from any Credit Party relating to the Credit Party or its business, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13Interest Rate Limitation. If at any time there exists a maximum rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law (the “Maximum Rate”), then notwithstanding anything herein to the contrary, at any time the interest applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on any Loan under applicable law (collectively, the “Charges”), shall exceed such Maximum Rate, the rate of interest payable in respect of any Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by Lender. If, for any reason whatsoever, the Charges paid or received on any Loan produces a rate which exceeds the Maximum Rate, Lender shall credit against the principal of such Loan (or, if such indebtedness shall have been paid in full, shall refund to the payor of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on such Loan to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holders of any Loan for the use, forbearance or detention of any Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement. The provisions of this Section 9.13 shall control all agreements, whether now or hereafter existing and whether written or oral, between the parties hereto. Without notice to Borrower or any other person or entity, the Maximum Rate, if any, shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

SECTION 9.14USA PATRIOT Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

SECTION 9.15Additional Waivers and Agreements.

(a)
Notwithstanding any provision contained in this Agreement or any other Loan Document to the contrary, it is the intention and agreement of Borrower, each Guarantor, each Entity and Lender that the obligations of Borrower, each Guarantor and each Entity under the Loan Documents shall be valid and enforceable against Borrower, each Guarantor and each Entity to the maximum extent permitted by applicable law. Accordingly, if any provision of this Agreement or any other Loan Document creating any obligation of Borrower, a Guarantor or an Entity in favor of Lender shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of Borrower, each Guarantor, each Entity and Lender that any balance of the obligation created by such provision and all other obligations of Borrower, each Guarantor and each Entity to Lender created by other provisions of the Loan Documents shall remain valid and enforceable. Likewise, if any sums which Lender may be otherwise entitled to collect from Borrower, a Guarantor or an Entity under the Loan Documents shall be declared to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Obligations and/or the Guaranteed Obligations (as defined in the Guaranty) of Borrower, each Guarantor and each Entity, it is the stated intention and agreement of Borrower, Guarantor and Entity and Lender that all sums not in excess of those permitted under such applicable law shall remain fully collectible by Lender from such Borrower, Guarantor and Entity and such excess sums shall nevertheless survive as a subordinate obligation of such Borrower, Guarantor and Entity, junior in right to the claims of general unsecured creditors, but prior to the claims of equity holders in such Borrower, Guarantor and Entity. This provision shall control every other provision of the Loan Documents.
(b)
BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF THIS

TRANSACTION. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 9.15(b) IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(c)
TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOANS OR THE USE OF THE PROCEEDS THEREOF.

SECTION 9.16Amendment and Restatement.

(a)
Amendment and Restatement; No Novation. This Agreement amends, restates, replaces and supersedes (except to the extent the provisions of the Original Credit Agreement expressly survive termination thereof) the Original Credit Agreement, but does not discharge or release any Borrower or Guarantor from its obligations arising thereunder to the extent such obligations expressly survive repayment in full of the Obligations (as defined in the Original Credit Agreement), the Liens of Lender created by the Security Documents or the priority of any pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Original Credit Agreement or any agreements, documents or instruments securing the same, which shall remain in full force and effect, except as expressly modified hereby or by instruments executed concurrently herewith.

(b)
Acknowledgement of Prior Obligations and Continuation Thereof. Borrower hereby: (a) consents to the amendment and restatement of the Original Credit Agreement by this Agreement; (b) acknowledges and agrees that the prior grant or grants of Liens in favor of Lender in its properties and assets, whether under the Original Credit Agreement or under any of the Loan Documents to which it is a party, shall be for the benefit of Lender with respect to the Obligations of such Person under this Agreement and the Loan Documents executed in connection herewith to which it is a party and (c) agrees that, except as expressly amended hereby or in a separate amendment thereto, each of the Loan Documents to which it is a party is and shall remain in full force and effect and all references in any such Loan Document to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Credit Agreement shall mean this Agreement.

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